Exhibit 10.2

FIRST AMENDED and RESTATED

LOAN AND SECURITY AGREEMENT

(Hypothecation Facility)

By and Between

NATIONAL BANK OF ARIZONA

and

BLUEGREEN/BIG CEDAR VACATIONS, LLC

Dated: June 30, 2015

_________________________________

Page

1	DEFINITIONS	2
1.1	Certain Defined Terms	2
1.2	Other Definitional Provisions	24
2	LOAN COMMITMENT; USE OF PROCEEDS	25
2.1	Loan Commitment	25
	(a) Determination of Advance Amounts	25
	(b) Revolving Nature of Loan	26
2.2	Continuation of Obligations Throughout Term	26
2.2.1	Other Conditions	26
2.3	Use of Advance	26
2.3.1	Aggregation for Purpose of Determining Shortfall	26
2.3.2	Cross-Collateralization	27
2.3.3	Revolving Facility	27
2.4	Repayment of Loan	27
2.5	Interest	27
2.6	Payments	27
2.7	Minimum Required Payments	28
	(a) Periodic Loan Payments	28
	(b) Maximum Permitted Outstanding Principal Balance	28
	(c) Borrowing Base Maintenance	29
2.8	Prepayment	30
	(a) Prohibitions on Prepayment; Prepayment Premium	30
	(b) Exceptions to Prepayment Prohibitions	32
	(c) Prepayment Premium Payable for Involuntary Prepayments	32
2.9	Loan Fee	32
2.1	Application of Proceeds of Collateral and Payments	32
2.11	Borrower's Unconditional Obligation to Make Payments	33
2.11	Non-Use Fee	33
3	SECURITY	33
3.1	Grant of Security Interest in Collateral	33
	(a) Grant	33
	(b) Assigned Notes Receivable	33
3.2	Lockbox Collections and Servicing; Reconciliation Reports	34
	(a) Collections	34
	(b) Reports	34
	(c) Notice to Purchasers	35
3.3	Custodial Agent; Backup Servicing Agent	35
3.4	Replacement of Agents	35
3.5	Maintenance of Security	36
3.6	Liability of Guarantor	36
4	CONDITIONS PRECEDENT TO ADVANCE; METHOD OF DISBURSEMENT	36
4.1	Closing Conditions	36
	(a) Loan Documents	36
	(b) Opinions	36
	(c) Organizational Documents	36
	(d) Credit Reports; Search Reports	37
	(e) Timeshare Project Due Diligence	37
	(f) Subordinate Debt	37
	(g) Exchange Affiliation	37

(Continued)

	(h) Payment of Expenses	37
	(i) First Right of Refusal	38
	(j) Inventory Loan	38
4.2	Conditions Precedent and Subsequent to Advance	38
4.2.1	Conditions Precedent	38
	(a) Request for Advance	38
	(b) Timeshare Documents	38
	(c) Receivables Schedules	38
	(d) Promised Improvements	38
	(e) Servicing Agent Confirmation	39
	(f) Report from Custodial Agent	39
	(g) Confirmation of Recording	39
	(h) Event of Default	39
	(i) Representations and Warranties	39
	(j) No Violation of Usury Law	39
	(k) Payment of Fees	39
	(l) Condemnation or Litigation	39
	(m) Other Items	39
4.2.2	Conditions Subsequent	39
4.3	Conditions Satisfied at Borrower's Expense	40
4.4	Disbursement of Advances	40
4.5	No Waiver	41
5	REPRESENTATIONS AND WARRANTIES	41
5.1	Good Standing	41
5.2	Power and Authority; Enforceability	41
5.3	Borrower's Principal Place of Business	41
5.4	Compliance with Legal Requirements	42
5.5	No Misrepresentations	42
5.6	No Default for Third Party Obligations	43
5.7	Payment of Taxes and Other Impositions	43
5.8	Governmental Regulations	43
5.9	Employee Benefit Plans	43
5.1	Securities Activities	44
5.11	Sales Activities	44
5.12	Timeshare Interest Not a Security	44
5.13	Representations as to each Timeshare Project	45
	(a) Title; Prior Liens	45
	(b) Timeshare Plan	45
	(c) Access	45
	(d) Utilities	45
	(e) Amenities	45
	(f) Improvements	45
	(g) Sale of Intervals	45
	(h) Zoning Laws, Building Codes, Etc.	45
	(i) Units Ready for Use	46
5.14	Eligible Notes Receivable	46
5.15	Association; Assessments and Reserves	46
5.16	Title to and Maintenance of Common Areas and Amenities	46
5.17	Reservation System	47
5.18	Litigation and Proceedings	47
5.19	Operating Contracts	48
5.2	Subsidiaries, Affiliates and Capital Structure	48
5.21	Timeshare Program Consumer Documents	48
5.22	Public Reports	48
5.23	Solvency	48

(Continued)

5.24	No Material Adverse Change in Financial Condition	49
5.25	Timeshare Program Governing Documents	49
5.26	Marketing Activities	49
5.27	Brokers; Payment of Commissions	49
5.28	Reserved	49
5.29	Foreign Assets Control Regulations	49
5.3	Survival and Additional Representations and Warranties	51
6	COVENANTS	51
6.1	Affirmative Covenants	51
	(a) Good Standing	51
	(b) Compliance with Legal Requirements	51
	(c) Insurance, Casualty and Condemnation	51
	(d) Reports	53
	(e) Subordination of Indebtedness Owing to Affiliates	57
	(f) Payment of Taxes	57
	(g) Payment of Impositions	57
	(h) Further Assurance	58
	(i) Fulfillment of Obligations Under Project and Consumer Documents	58
	(j) Material Increases to Assessments	58
	(k) Maintenance of Timeshare Project and Other Property	58
	(l) Maintenance of Larger Tract	58
	(m) Collection of Receivables Collateral	58
	(n) Loan File	59
	(o) Financial Covenants	59
	(p) Exchange Affiliation	59
	(q) Right to Inspect	59
	(r) Management and Marketing	60
6.2	Negative Covenants	60
	(a) Change in Borrower's Name, Principal Place of Business, Jurisdiction of Organization or Business	60
	(b) Restrictions on Additional Indebtedness	60
	(c) Ownership and Control	61
	(d) No Sales Activities Prior to Approval	61
	(e) No Modification of Receivables Collateral or Payments by Borrower	61
	(f) No Modification of Timeshare Documents	62
	(g) Maintenance of Larger Tract	62
	(h) Making Loans	62
	(i) Negative Pledge	62
	(j) Continuity of Operations	63
	(k) Prohibited Drug Law Activities	64
6.3	Survival of Covenants	64
7	DEFAULT	64
7.1	Events of Default	64
	(a) Payments	64
	(b) Covenant Defaults	64
	(c) Cross-Default	65
	(d) Environmental Default	65
	(e) Default by Borrower in Other Agreements	65
	(f) Warranties or Representations	65
	(g) Termination of Borrower	65
	(h) Enforceability of Liens	65
	(i) Creditor or Forfeiture Proceedings	66
	(j) Guaranty	66
	(k) Governmental Actions	66

(l) Bankruptcy	66

2

(Continued)

	(m) Attachment, Judgment, Tax Liens	66
	(n) Material Adverse Change	66
	(o) Criminal Proceedings	66
	(p) Loss of License	67
	(q) Suspension of Sales	67
	(r) Reserved	67
	(s) Timeshare Documents	67
	(t) Removal of Collateral	67
	(u) Operating Contracts	67
	(v) Vacation Club	67
	(w) Other Defaults	68
7.2	Effect of an Event of Default; Remedies	68
7.3	Application of Proceeds During an Event of Default	70
7.4	Uniform Commercial Remedies; Sale; Assembly of Receivables Collateral	70
	(a) UCC Remedies; Sale of Collateral	70
	(b) Lender's Right to Execute Conveyances	70
	(c) Obligation to Assemble Receivables Collateral	70
	(d) Registration	71
7.5	Application of Proceeds	71
7.6	Lender's Right to Perform	71
7.7	Waiver of Marshalling	71
7.8	Waiver in Legal Actions	72
7.9	Set-Off	72
8	COSTS AND EXPENSES; INDEMNIFICATION; DUTIES OF LENDER	72
8.1	Costs and Expenses	72
8.2	Indemnification	73
8.3	Duties of Lender	73
8.4	Delegation of Duties and Rights	73
8.5	Foreign Assets Control	74
9	CONSTRUCTION AND GENERAL TERMS	74
9.1	Payment Location	74
9.2	Entire Agreement	74
9.3	Powers Coupled with an Interest	74
9.4	Counterparts; Facsimile Signatures	74
9.5	Notices	75
9.6	Borrower's Representative	76
9.7	General Submission Requirements	76
9.8	Participation	77
9.9	Successors and Assigns	78
9.1	Severability	78
9.11	Time of Essence	78
9.12	Miscellaneous	79
9.13	Forum Selection; Jurisdiction; Choice of Law	79
9.14	Dispute Resolution	79
9.15	Interpretation	81
9.16	Destruction of Note; Substitute Note	81
9.17	Compliance With Applicable Usury Law	82
9.18	No Relationship with Purchasers	82
9.19	No Joint Venture	82
9.2	Scope of Reimbursable Attorney's Fees	82
9.21	Confidentiality	83
9.22	Relief from Automatic Stay, Etc	83
9.23	Reliance	83

9.24	Limitation of Damages	83

3

(Continued)

9.25	Waiver of Right of First Refusal	84
9.26	Consents, Approvals and Discretion	84
9.27	USA Patriot Act Notice	84
9.28	Errors and Omissions	85
9.29	Background Statements	85
9.3	Waiver of Defenses and Release of Claims	85
9.31	Document Imaging	85
9.32	Prior Loan Agreement	85

4

FIRST AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with the Exhibits and Schedules attached hereto, collectively, this "Agreement") is made as of June 30, 2015 by and between BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company ("Borrower") and NATIONAL BANK OF ARIZONA, a national banking association ("Lender").

BACKGROUND

A.The Bluegreen Vacation Club (the "Vacation Club") is a multi-site timeshare plan established by Bluegreen Vacations Unlimited, Inc. pursuant to the Vacation Club Trust Agreement and entitles Purchasers who become Owner Beneficiaries under the Vacation Club Trust Agreement to use any component site within the Vacation Club, subject to the Vacation Club Trust Agreement and the rules and regulations governing such occupancy, including, without limitation, its reservation procedures.

B.Borrower is the developer of the Long Creek Project, the Big Cedar Project and the Paradise Point Project.  In addition to other component site resorts, each of the Long Creek Project, the Big Cedar Project and the Paradise Point Project are component site resorts within the Bluegreen Vacation Club.

C.When a Purchaser purchases a Timeshare Interest in either of the Timeshare Projects, the purchased Timeshare Interest is conveyed by the Borrower to the Vacation Club Trustee at the Purchaser's direction as set forth in the Purchase Contract to be held under the terms of the Vacation Club Trust Agreement.  The Purchaser thereby is designated an Owner Beneficiary and receives Owner Beneficiary Rights and appurtenant Vacation Points and is entitled to all the benefits accruing to Owner Beneficiaries under the Vacation Club Trust Agreement.

D.If the Borrower provides purchase money financing to the Purchaser, the Vacation Club Trustee (as the title holder of the purchased Timeshare Interest), at the direction of the Purchaser, executes the Purchaser Mortgage in favor of the Borrower to secure such financing.  To the extent that the Purchaser Mortgage is assigned to Lender in consideration for an Advance, the Lender becomes an Interest Holder Beneficiary under the Vacation Club Trust Agreement and is thereby entitled to all of the benefits accruing under the Vacation Club Trust Agreement to Interest Holder Beneficiaries.

E. Effective on September 30, 2010, Borrower and Lender entered into that certain Loan and Security Agreement (the "Original Loan Agreement"), which was amended pursuant to (i) that certain Amendment No. 1 to Loan and Security Agreement dated May 31, 2011 (the "Amendment No. 1"), (ii) that certain Amendment No. 2 to Loan and Security Agreement dated October 10, 2012 (the "Amendment No. 2"), (iii) that certain Letter Agreement (containing the subject line "Year End Advances – Reduced Interest Rate" dated October 31, 2012) (the "10/12 Letter Agreement"), (iv) that certain Amendment No. 3 to Loan and Security Agreement dated December 13, 2013 (the "Amendment No. 3"), and (v) that certain Letter Agreement (containing the subject line "Q4 2014

Note Receivable Loan Advance" dated September 17, 2014) (the "9/14 Letter Agreement" and together with the Original Loan Agreement, the Amendment No. 1, Amendment No. 2, the 10/12 Letter Agreement, and Amendment No. 3, the "Prior Loan Agreement") pursuant to which Lender agreed to make a revolving Loan for purposes of financing receivables arising from the sale of Timeshare Interests at Bluegreen Wilderness Club at Big Cedar, Long Creek Ranch at Big Cedar and Paradise Point Resort.  The loan made pursuant to the Prior Loan Agreement was advanced in various tranches which were identified in the Prior Loan Agreement as Tranche A, Tranche B, Tranche C and Tranche D.  Tranche A, Tranche B and Tranche C have been paid in full.

F. In addition to the foregoing Loan, Borrower and Lender are parties to another loan transaction, the purpose of which is to provide Borrower with an inventory loan facility in the aggregate amount of up to $15,000,000 (such inventory loan transaction is sometimes referred to as the "Inventory Loan").

G. The Inventory Loan is evidenced by, among other documents, a First Amended and Restated Loan Agreement (Inventory Loan) dated June 30, 2015 (as amended from time to time, the "Inventory Loan Agreement") and other documents executed in connection therewith and defined in the Inventory Loan Agreement as the "Loan Documents" (as amended from time to time, collectively with the Inventory Loan Agreement, the "Inventory Loan Documents").

H. Subject to the satisfaction of certain conditions, Lender and Borrower desire to amend and restate the Prior Loan Agreement in order to, inter alia, (i) retain Tranche D (non-9/14 Letter Agreement) (as hereinafter defined) within "Tranche D", (ii) consolidate Tranche D (9/14 Letter Agreement) (as hereinafter defined) and a new tranche of Loan Proceeds to be advanced under this Agreement into one tranche which shall thereafter be referred to as "Tranche E",  (iii) set forth the terms and conditions under which the proceeds of Tranche E will be advanced, and (iv) extend the Borrowing Term and the Maturity Date.

I. This Agreement amends, restates and supersedes the Prior Loan Agreement, and upon the full execution and delivery of this Agreement and the other Loan Documents by all parties thereto, this Agreement shall become effective and the Prior Loan Agreement shall be of no further force or effect.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties to this Agreement agree as follows:

1.DEFINITIONS

1.1Certain Defined Terms.  As used in this Agreement (including any Exhibits attached hereto) and the other Loan Documents unless otherwise expressly indicated in this Agreement or the other Loan Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

9/14 Letter Agreement:  defined in the Background Statements.

620/575 FICO Score Notes Receivable:  those Notes Receivable under which the Purchaser thereof has a FICO Score of less than 620 but equal to or greater than 575.

Additional Collateral:  has the meaning given to it in Section 2.3.2 hereof.

Advance:    an advance of the proceeds of the Loan by Lender to, or on behalf of, Borrower in accordance with the terms and conditions of this Agreement, including an Availability Advance.

Affiliate:  Any Person:  (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided,  however, that under no circumstances shall Guarantor be deemed an Affiliate of any 5% or greater shareholder of Guarantor or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Guarantor, nor shall any such shareholder be deemed to be an Affiliate of Guarantor.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, (i) only entities included in Guarantor’s GAAP consolidated financial statements shall be Affiliates of Guarantor (a "Direct Affiliate"), (ii) Guarantor shall be deemed to be an Affiliate of Borrower and (iii) each of Bluegreen Vacations Unlimited, Inc. and Big Cedar, L.L.C. shall be deemed an Affiliate of Borrower.

Agents:  the Servicing Agent, the Lockbox Agent and the Custodial Agent.  "Agent" means, as the context requires, any one of the Agents.

Agreement:  this First Amended and Restated Loan and Security Agreement, as it may from time to time be amended, supplemented or restated.

Applicable Usury Law:  the usury law chosen by the parties pursuant to the terms of Section 9.13 or such other usury law which is applicable if such usury law is not.

Articles of Organization:  the charter, articles of incorporation, articles of organization, operating agreement, joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of an entity.

Assignment:    a written Collateral Assignment of Notes Receivable and Purchaser Mortgages and their proceeds, executed by Borrower substantially in the form and substance of Exhibits A-1,  A-2 and A-3 attached hereto as to the Big Cedar Project, the Long Creek Project and the Paradise Point Project, respectively.

Availability Advance: an Advance which is made against an Eligible Note Receivable after the first Advance made against such Note Receivable in an amount up to eighty five percent (85%) of the then-outstanding principal balance of all Eligible Notes Receivable pledged to Lender minus the unpaid Loan balance.

Backup Servicing Agent:  Concord Servicing Corporation, an Arizona corporation, as the Backup Servicing Agent, or its successor as Backup Servicing Agent, under the Backup Servicing Agreement.

Backup Servicing Agreement:  the agreement dated as of September 30, 2010 among Lender, Servicing Agent, Borrower and Backup Servicing Agent which provides for Backup Servicing Agent to perform for the benefit of Lender backup accounting, reporting and other servicing functions as set forth therein with respect to the Receivables Collateral, as it may from time to time be amended, supplemented or restated.

Bankruptcy Code:  as defined in Section 9.22 hereof.

Base Rate:  the rates per annum quoted by Lender as Lender's 30 day LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by the Lender.  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the foregoing 30 day LIBOR rate becomes unavailable during the Term, Lender may designate a substitute index after notifying Borrower.  The 30 day LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein.  The LIBOR rate selected by Lender may not necessarily be the same as the quoted "offer" side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period.

Base Rate Determination Date:  two Business Days prior to the last Business Day of each calendar month.  Notwithstanding the foregoing, the initial Base Rate Determination Date shall be two Business Days prior to the Effective Date.

Basic Interest:  as defined in Section 2.5 hereof.

Basic Interest Rate:  (a) as to Tranche D, the variable rate of interest per annum, adjusted as of each Base Rate Determination Date, equal to the Base Rate in effect as of each such Base Rate Determination Date, plus 350 basis points, but in no event shall the Basic Interest Rate, as to Tranche D, exceed the rate permitted by Applicable Usury Law or fall below 4.5% per annum, and (b) as to Tranche E, the variable interest rate per annum, adjusted as of each Base Rate Determination Date, equal to the Base Rate in effect as of each Base Rate Determination Date, plus 325 basis points, but in no event shall the Basic Interest Rate, as to Tranche E, exceed the rate permitted by the Applicable Usury Law or fall below 4.00% per annum.

BFC:BFC Financial Corporation, a Florida corporation.

Big Cedar Project:  that certain vacation ownership project, commonly known as Bluegreen Wilderness Club at Big Cedar, located in Ridgedale, Missouri.

Big Cedar Timeshare Association:  Big Cedar Wilderness Club Condominium Association, Inc., a Missouri corporation not-for-profit, which is the association established in accordance with the Big Cedar Timeshare Declaration to manage the Big Cedar Timeshare Program and in which all owners of Timeshare Interests at the Big Cedar Project will be members.

Big Cedar Timeshare Declaration:  that declaration of covenants, conditions and restrictions which has been executed by Borrower, recorded in the real estate records of the county where the Big Cedar Project is located, and has established the Big Cedar Timeshare Program.

Big Cedar Timeshare Management Agreement:the management agreement from time to time entered into between the Big Cedar Timeshare Association and the Timeshare Manager for the management of the Big Cedar Timeshare Program.

Big Cedar Timeshare Program:  the program created within the Big Cedar Project under the Big Cedar Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Bluegreen:  Bluegreen Corporation, a Florida corporation, formerly, a Massachusetts corporation.

Bluegreen Inc.:  Bluegreen Vacation Club, Inc., a Florida nonprofit corporation, and its successors and assigns, which was organized and formed to manage and operate the Vacation Club and with respect to which each Purchaser becomes a Class A Member thereof upon the purchase of a Timeshare Interest.

Borrower:  the entity named as Borrower in the introductory paragraph of this Agreement and, subject to the restrictions on assignment and transfer contained in the Loan Documents, its successors and assigns.

Borrower Bank Accounts:  as defined in Section 7.2(g) hereof.

Borrowing Base:  with respect to an Eligible Note Receivable, an amount equal to 85% of the unpaid principal balance of such Eligible Note Receivable

Borrowing Base Certificate a certificate prepared by Borrower substantially in the form and substance of Exhibit S, attached hereto.

Borrowing Base Shortfall:  at any time, the amount by which the unpaid principal balance of the Loan exceeds the aggregate then applicable Borrowing Base of all Eligible Notes Receivable assigned to Lender.

Borrowing Term: the period commencing on the Effective Date and ending on June 30, 2018.

Business Day:  every day on which Lender's offices in the state of Arizona are open to the public for carrying on substantially all its business functions or any day which is not a Saturday or

Sunday or a legal holiday under the laws of the State of Missouri, State of Florida or the United States.

Collateral:  the Receivables Collateral and the collateral pledged to Lender pursuant to the Security Documents.

Confirmation of Recording: the form of Confirmation of Recording from Borrower's title company to Lender in the form attached hereto as Exhibit K.

Custodial Agent:  US Bank National Association or any other Person approved by Lender in writing as Custodial Agent under the Custodial Agreement.

Custodial Agreement:  that certain Second Amended and Restated Custodial Agreement dated June 30, 2015 among Lender, Borrower and Custodial Agent pursuant to which the Custodial Agent is providing custodial and other services to the benefit of Lender with respect to Notes Receivable pledged to Lender and other items of Receivables Collateral, as such agreement may from time to time be amended, supplemented or restated.

Debtor Relief Laws:  any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

Default Rate:  the lesser of (a) the maximum per annum rate permitted by Applicable Usury Law, and (b) five percent (5%) per annum in excess of the applicable Basic Interest Rate not to exceed a maximum per annum rate of eighteen percent (18%).

Delinquency Modification:  an amendment or other modification to the terms and conditions of a Note Receivable resulting from an installment payment thereunder becoming contractually past due wherein: (a) the remaining term of such Note Receivables does not exceed 120 months from the date of the modification, (b) at least one payment thereunder has been made within 30 days of its due date, as modified,  and (c) the monthly trial balance identifies such Note Receivable as being so modified.

Effective Date:  the date of this Agreement.

Eligible Note Receivable: a Note Receivable which satisfies the criteria set forth below as of the date of the applicable Advance (unless another date is specified, in which case such Note Receivable shall satisfy such criteria as of such other date):

(a)The Note Receivable was created in connection with the credit purchase and sale of a Timeshare Interest (thereby entitling the Purchaser to Owner Beneficiary Rights under the Vacation Club Trust Agreement) pursuant to the applicable Timeshare Program Consumer Documents which, in all material respects, shall be in the forms attached hereto as Exhibits C-1, C-2, and C-3 (as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively) and under the Timeshare Program Governing Documents approved by Lender.

(b)The Purchaser thereunder has made a down payment or payments by cash, check, credit card or otherwise totaling at least 10% of the actual purchase price (including closing costs) of the related Timeshare Interest (which down payment may, (i) in the case of Upgrade Note Receivables or conversion in connection with an Introductory Loan be represented in whole or in part by the principal payments and down payment made on, as applicable, such related Original Note Receivable, related Introductory Loan or the related Timeshare Interest, since its date of origination, or (ii) in the case of an Upgrade or a conversion in connection with an Introductory Product, be represented in whole or in part by the amount paid where the Purchaser has paid in full, whether at the point of sale or otherwise for the original Timeshare Interest or Introductory Product, as applicable);

(c)Other than with respect to a Delinquency Modification, the Note Receivable has an original maturity date of 120 months or less, payable in equal monthly installments of principal and interest;

(d)The annual rate of interest applied to the unpaid principal balance of the applicable Note Receivable (other than those Notes Receivable that are subject to the Servicemembers Civil Relief Act) is at least a fixed rate of 11.99% per annum.  At all times, the weighted average interest rate for the entire portfolio of Notes Receivable collaterally assigned to Lender (including those that are the subject of the Servicemembers Civil Relief Act) must be at least equal to 13.5% per annum;

(e)Other than as to 620/575 FICO Score Notes Receivable, No Fico Score Notes Receivable and Non-Resident Notes Receivable for which no FICO Score is available, the Purchaser's FICO Score shall not be less than 620;

(f)The minimum weighted average FICO Score of all Eligible Notes Receivable assigned to Lender and with respect to which a FICO Score is available, shall be at least 690.  Other than with respect to a No FICO Score Note Receivable and a Non-Resident Note Receivable, in no event shall a particular Note Receivable qualify as an Eligible Note Receivable in the event the FICO Score of the Purchaser related thereto is less than 575.  In calculating the minimum weighted average FICO Score, 620/575 FICO Score Notes Receivable shall be included in such calculation; however, No FICO Score Notes Receivable and Non-Resident Notes Receivable shall not be included;

(g)Subject to the exception below governing Jumbo Notes Receivable, at the time of assignment, the principal balance outstanding of any Note Receivable assigned to Lender shall not exceed $50,000;

(h)The principal balance outstanding of all Notes Receivable from any one Purchaser (and assigned to Lender hereunder) shall not exceed $100,000 in the aggregate without the prior written consent of Lender;

(i)The Purchaser is not subject to any bankruptcy proceedings, whether voluntary or involuntary;

(j)At the time of an Advance against such Note Receivable (or at the time of delivery of such Note Receivable to Lender in the case of a Borrowing Base Shortfall,

pursuant to Section 2.7(c)), no installment payment thereunder is more than 30 days contractually past due at the time of such Advance against (or at the time of delivery of such Note Receivable to Lender in the case of a Borrowing Base Shortfall pursuant to Section 2.7(c)) such Note Receivable and after such Advance or such delivery, no installment payment thereunder shall become more than 60 days contractually past due;

(k)Except for the Non-Resident Notes Receivable, the Purchaser is a resident of the United States of America (including U.S. territories);

(l)The payment to be received is payable in United States dollars;

(m)Reserved;

(n)The Purchaser has no claim of any defense, setoff or counterclaim under the applicable Note Receivable;

(o)The Note Receivable represents the balance of the sales price of a Timeshare Interest entitling a Purchaser to Owner Beneficiary Rights under the Vacation Club Trust Agreement, and the Purchaser of such Timeshare Interest is not, and no payment of a sum due under the Note Receivable has been made by, Borrower, an Affiliate, or an officer, director, agent, employee, principal, broker, creditor (or relative thereof) of Borrower or of any other Person related to or an Affiliate of Borrower;

(p)The Timeshare Program Consumer Documents executed by the applicable Purchaser and all other aspects of the related transaction comply with all applicable Legal Requirements;

(q)Each Note Receivable, and related Timeshare Program Consumer Document (other than the Purchaser Mortgage) to which the related Purchaser is a party and which requires the signature of such Purchaser has been duly executed by such Purchaser.  The Purchaser Mortgage has been executed by the Vacation Club Trustee;

(r)The Unit in which the applicable Timeshare Interest financed by the Note Receivable is situate and to which the Purchaser has access: (i) has been completed in compliance with all Legal Requirements, is currently served by all required utilities, is fully furnished and ready for use, subject to renovations for improvements from time to time in the ordinary course of maintaining the Unit; (ii) is covered by a valid permanent and unconditional certificate of occupancy (or its equivalent) duly issued; (iii) is subject to the terms of the Timeshare Declaration for the applicable Timeshare Project; and (iv) has been developed to the specifications provided for in the applicable Purchase Contract.  All furnishings (including appliances) within the Unit(s) to which the Purchaser has access have been or will timely be fully paid for and are free and clear of any lien or other interest by any third party, except for any furniture leases which contain non-disturbance provisions acceptable to Lender;

(s)The Unit in which the applicable Timeshare Interest financed by the Note Receivable is situate has had all taxes, maintenance, special and other assessments, penalties and fees related thereto paid when due;

(t)Any and all applicable rescission periods relating to the purchase by the applicable Purchaser of a Timeshare Interest have expired;

(u)The Note Receivable is serviced by Guarantor or its successors or assigns, or by a wholly owned subsidiary thereof, provided that Lender is given written notice of the identity of such successor servicing agent prior to such Person assuming servicing responsibilities;

(v)The Note Receivable is secured by a Purchaser Mortgage.  The lien of the Purchaser Mortgage securing the Note Receivable is or will be a perfected first priority purchase money mortgage and the related Purchaser Mortgage (i) has been executed by the Vacation Club Trustee, (ii) will be collaterally assigned of record to Lender pursuant to the Assignment and a copy of such recorded Assignment is delivered to the Custodial Agent on or before the expiration of the Trailing Documents Delivery Date for the subject Advance; and (iii) will be  fully insured by a Title Policy, when issued, subject only to the Permitted Encumbrances, in the amount of the Note Receivable, which Title Policy will be endorsed in the manner specified in the Confirmation of Recording and delivered to the Custodial Agent on or before the expiration of the Trailing Documents Delivery Date for the subject Advance;

(w)All representations, warranties and covenants regarding such Note Receivable and the Timeshare Program Consumer Documents related thereto and the matters related thereto as set forth in this Agreement are accurate and Borrower shall have performed all of its obligations with respect thereto;

(x)Lender has a valid, perfected first priority lien against and security interest in the Note Receivable and the related Timeshare Program Consumer Documents and all payments to be made thereunder;

(y)The terms of such Note Receivable have not been amended in any way, including any revisions to the payment provisions to cure any defaults or delinquencies or a revision that would constitute a downgrade in the type or quality of the Timeshare Interest purchased by the Purchaser, except in the case of a Permitted Modification or a Delinquency Modification;

(z)There has been no increase to the applicable interest rate payable on the Note Receivable as the result of the termination of any automatic payment option, unless all disclosures required under Regulation Z for such increase have been properly given by Borrower to Purchaser;

(aa)The Purchaser is not a "blocked person", as defined in the Patriot Act Certificate and Agreement;

(bb)Each of

(i) a No FICO Score Note Receivable,
(ii) a Non Resident Note Receivable,
(iii) a 620/575 FICO Score Note Receivable, and
(iv) a Jumbo Note Receivable,

shall be considered Eligible Notes Receivable, provided that (x) the unpaid principal balance, in the aggregate, of all (A) No FICO Score Notes Receivable, (B) Non Resident Notes Receivable, (C) 620/575 FICO Score Notes Receivable, and (D) Jumbo Notes Receivable, assigned to Lender, does not, without duplication, exceed 10% of the principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, and (xi) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable;

(cc)In addition to meeting the requirements in subsection (bb) above, a No FICO Score Note Receivable shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all No FICO Score Notes Receivable assigned to Lender does not exceed 5% of the principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, and (ii) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable;

(dd)In addition to meeting the requirement in subsection (bb) above, a Non‑Resident Note Receivable shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all Non-Resident Notes Receivable assigned to Lender does not exceed 5% of the unpaid principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, (ii) such Note Receivable meets all of the other conditions to qualify as an Eligible Note Receivable, and (iii) the payment under such Non-Resident Note Receivable is made by the Purchaser under an "autopay" program;

(ee)The Purchaser is personally liable under its Purchase Contract;

(ff)The Purchaser has become an Owner Beneficiary under the Vacation Club Trust Agreement;

(gg)The purchased Timeshare Interest has been conveyed to the Vacation Club Trustee to be held under the terms of the Vacation Club Trust Agreement;

(hh)The Purchaser is not an Affiliate, officer, director, agent or employee of Borrower; and

(ii)A Note Receivable which has been modified in a manner which qualifies as a Delinquency Modification shall be considered an Eligible Note Receivable only in the event (i) the unpaid principal balance of all such Notes Receivable (modified in a manner which would qualify as a Delinquency Modification) which have been assigned to Lender does not exceed 2% of the unpaid principal balance of all Eligible Notes Receivable assigned to Lender and against which Lender has made an Advance, (ii) after such modification, no installment payment thereunder is more than 60 days contractually past due and (iii) such Note Receivable meets all the other conditions to qualify as an Eligible Note Receivable (including the 13.5% weighted average interest rate requirement set forth in subsection (d) above).

Environmental Indemnity:  the First Amended and Restated Hazardous Substances Remediation and Indemnification Agreement dated as of October 10, 2012, executed and delivered by Borrower and Guarantor and containing representations, warranties and covenants regarding the environmental condition of each Timeshare Project and the Collateral, as such agreement may from time to time be amended, supplemented or restated.

Event of Default:  as defined in Section 7.1 hereof.

Executive Order:  as defined in Section 5.29 hereof.

Existing Indebtedness:  Borrower's existing indebtedness owed to Quorum Federal Credit Union.

FICO Score:  a credit risk score determined by the Fair Isaac Company for a consumer borrower through the analysis of individual credit files.  In the event that such credit risk scoring program ceases to exist, Lender may select a successor credit risk scoring program in Lender's discretion.

For Purchasers related to Notes Receivable collaterally assigned to Lender under this Agreement and which were originated on and after December 15, 2008, the FICO Score was determined at the point of sale or within 90 days prior to such sale.  In the event that a Purchaser consists of more than one individual (e.g., husband and wife) (a "Purchaser Group"), the FICO Score for such Purchaser Group shall be based on the highest of the FICO Scores for all individuals who have a FICO Score in such Purchaser Group.  If all individuals in a Purchaser Group have no FICO Score, then the Purchaser Group shall be considered to have no FICO Score.

Notwithstanding the foregoing, for Purchasers related to Notes Receivable collaterally assigned to Lender under this Agreement and which were originated prior to December 15, 2008, the FICO Score was determined by an Experian Quest project run in May 2010 and was based on the primary obligor in respect of the related Note Receivable.

Final Rule Effective Date:  the definition for such term as contained in the Timeshare Program Consumer Documents definition.

Foreign Assets Control Regulations:  as defined in Section 5.29 hereof.

GAAP:  generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question.

Guarantor:  Bluegreen, and, subject to any restrictions on assignment and transfer contained in the Loan Documents, its successors and assigns.

Guaranty:  a primary, joint and several guaranty agreement made by a Guarantor with respect to all or any part of the Obligations, as it may be from time to time amended, supplemented or restated.

Impositions:  all present and future real estate, personal property, excise, privilege, transaction, documentary stamp and other taxes, charges, assessments and levies (including non-governmental assessments and levies such as maintenance charges, association dues and assessments under private covenants, conditions and restrictions) and any interest, costs, fines or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed.  Impositions shall include any and all taxes, withholding obligations, deductions, license or other fees, assessments, charges, fines, duties, imposts, penalties, or any property, privilege, excise, real estate or other taxes, charges or assessments currently or hereafter levied or imposed by any local, state, or federal governmental authority of the United States upon or in connection with or measured by the Loan Documents, the Collateral, or the principal or accrued interest under the Loan, the Prepayment Premium, Loan Fee, Non-Use Fee, servicing fees, custodial fees, lockbox fees, collection fees or other amounts payable by Borrower to Lender or to Servicing Agent, Backup Servicing Agent, Custodial Agent or Lockbox Agent under the Loan Documents or by Purchasers to Borrower or Lender under the Timeshare Program Consumer Documents.

Incipient Default:  an event or condition, the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

Indebtedness:  for any Person, without duplication, the sum of the following:

(a)indebtedness for borrowed money;

(b)obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)obligations to pay the deferred purchase price of property or services;

(d)obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases;

(e)obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;

(f)obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument;

(g)indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset);

(h)obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) though (g) above; and

(i)liabilities in respect to unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

Insurance Policies:  the insurance policies that Borrower is required to maintain and deliver pursuant to Section 6.1(c) hereof.

Intangible Asset.  A nonphysical, noncurrent right that gives Guarantor or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, governmental licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas.

Interest Holder Beneficiary:  as defined in the Vacation Club Trust Agreement.

Introductory Loan:  a loan originated in connection with an Introductory Product.

Introductory Product:  certain introductory products with FICO scores and finance terms that are intended to be held in Borrower's portfolio.

Inventory Loan:  defined in the Background Statements.

Inventory Loan Agreement:  defined in the Background Statements.

Inventory Loan Documents:  defined in the Background Statements.

Jumbo Notes Receivable:  a Note Receivable or multiple Notes Receivable from the same Purchaser with a balance that exceeds $50,000 but is less than $100,000.

Legal Requirements:  (a) all present and future judicial decisions, statutes, regulations, permits, approvals, registrations and licenses or certificates of any governmental authority (including from any state regulatory agency, department or division in any jurisdiction in which a Timeshare Project is located which has the power and authority to regulate timeshare projects in such jurisdiction) in any way applicable to Borrower or its property, including any applicable state statute or other law in any jurisdiction where a Timeshare Project is located which governs the creation and regulation of condominiums in such jurisdiction, as the same may be amended from time to time, and (b) all contracts or agreements (written or oral) by which Borrower or its property is bound or, if compliance therewith would otherwise be in conflict with any of the Loan Documents, by which Borrower or its property becomes bound with Lender's prior written consent.

Lender:  National Bank of Arizona, a national banking association, and its successors and assigns.

Loan:  Tranche D and Tranche E, collectively.

Loan Documents:  this Agreement, the Note, any and all Guaranties, any and all Subordination Agreements, the Lockbox Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Custodial Agreement, the Environmental Indemnity, the Security Documents, the Patriot Act Certificate and Agreement, and all other documents now or hereafter executed in connection with the Loan, as they may from time to time be amended, modified, supplemented or otherwise restated.

Loan Fee:  as defined in Section 2.9 hereof.

Loan File:  with respect to each of the Notes Receivable, all the Timeshare Program Consumer Documents relating thereto, each duly executed, as applicable, plus:

(a)All guaranties, if any, for the payment of the Notes Receivable and

(b)The Title Policy insuring the lien of the Purchaser Mortgage.

Lockbox Agent:  Initially, National Bank of Arizona, a national banking association, as the Lockbox Agent, or its successor as Lockbox Agent, under the Lockbox Agreement.

Lockbox Agreement:  the Lockbox Agreement (Bluegreen/Big Cedar Vacations, LLC)  dated as of September 22, 2010, as amended by the Amendment No. 1 to Lockbox Agreement (Bluegreen/Big Cedar Vacations, LLC)  dated as of October 10, 2012, by and between Lender, Borrower and Lockbox Agent, which provides for Lockbox Agent to collect, through a lockbox, payments under Notes Receivable constituting part of the Receivables Collateral and to remit them to Lender, as it may from time to time be amended, supplemented or restated.

Long Creek Project:  that certain vacation ownership project, commonly known as Long Creek Ranch at Big Cedar, located in Ridgedale, Missouri.

Long Creek Timeshare Association:  Bluegreen Wilderness Club at Long Creek Ranch Condominium Association, Inc., a Missouri corporation not-for-profit, which is the association established in accordance with the Long Creek Timeshare Declaration to manage the Long Creek Timeshare Program and in which all owners of Timeshare Interests at the Long Creek Project will be members.

Long Creek Timeshare Declaration:  that declaration of covenants, conditions and restrictions which has been executed by Borrower, recorded in the real estate records of the county where the Long Creek Project is located, and has established the Long Creek Timeshare Program.

Long Creek Timeshare Management Agreement:  the management agreement from time to time entered into between the Long Creek Timeshare Association and the Timeshare Manager for the management of the Long Creek Timeshare Program.

Long Creek Timeshare Program:  the program created within the Long Creek Project under the applicable Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Material Adverse Change:  any material and adverse change in, or a change which has a material adverse effect upon, any of:

(a)the business, properties, operations or condition (financial or otherwise) of Borrower or of Guarantor, which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) Borrower or Guarantor failing to comply with any of the financial covenants contained in Section 6.1(o) or (ii) Borrower's or Guarantor's inability to perform its or their respective obligations pursuant to the terms of the Loan Documents; or

(b)the legal or financial ability of Borrower or Guarantor to perform its or their respective obligations under the Loan Documents and to avoid any Incipient Default or Event of Default; or

(c)the legality, validity, binding effect or enforceability against Borrower or Guarantor of any Loan Document.

Maturity Date:  for each of Tranche D and Tranche E, the first to occur of (i) December 30, 2022 or (ii) the date on which the Loan is required to be repaid pursuant to the terms of this Agreement.

Maximum Loan Amount:  $45,000,000.

Maximum Permitted Outstanding Principal Balance: as defined in Section 2.7(b) hereof.

Minimum Required Timeshare Approvals:  all approvals, registrations and licenses required from governmental authorities in order to sell and finance Timeshare Interests and offer them for sale, including a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses (including the Public Report) and approvals thereof required to be issued by or used in the jurisdiction where the applicable Timeshare Project is located and other jurisdictions where Timeshare Interests have been offered for sale or sold.

No FICO Score Notes Receivable:  a Note Receivable from a Purchaser who is a resident of the United States of America but for whom no FICO Score is available from Fair Isaac Company.

Non-Resident Notes Receivable:  a Note Receivable from a Purchaser who is a resident of Canada or the United Kingdom.

Non-Use Fee: as defined in Section 2.12 hereof.

Note:  the Third Amended and Restated Revolving Promissory Note to be made and delivered by Borrower to Lender having a face amount equal to $45,000,000, dated as of the Effective Date and made payable to Lender to evidence the Loan, as it may from time to time be amended, supplemented or restated.

Note Receivable:  a purchase money promissory note which has arisen out of a sale of a Timeshare Interest by Borrower to a Purchaser, is made payable by such Purchaser solely to Borrower, and is secured by a Purchaser Mortgage.

Notice to Purchasers:  as defined in Section 3.2(c) hereof.

Obligations:  all obligations, agreements, duties, covenants and conditions of Borrower to Lender which Borrower is now or hereafter required to Perform under the Loan Documents.  Without in any way limiting the foregoing, the term Obligations includes (i) any and all obligations of Borrower to Lender with respect to the Loan and (ii) any and all obligations of Borrower to Lender arising under or in connection with any transaction hereafter entered into between Borrower and Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, as applicable.

Opening Prepayment Date:  as the context requires, the Opening Prepayment Date (Tranche E) or the Opening Prepayment Date (Tranche D).

Opening Prepayment Date (Tranche D): October 10, 2015.

Opening Prepayment Date (Tranche E):  the date which occurs upon the expiration of the Borrowing Term.

Operating Contracts:  as defined in Section 5.19 hereof.

Original Note Receivable:  a Note Receivable for which the related Purchaser has elected to effect and the Borrower has agreed to effect an Upgrade.

Owner Beneficiary:  the Purchaser under the Purchase Contract who purchases a Timeshare Interest in a Timeshare Project pursuant to such Purchase Contract and is thereby designated an Owner Beneficiary under the terms of the Vacation Club Trust Agreement and entitled to exercise Owner Beneficiary Rights with appurtenant Vacation Points.

Owner Beneficiary Rights:  the beneficial rights provided to a Purchaser under the Vacation Club Trust Agreement, which rights shall specifically include the rights of performance provided to Owner Beneficiaries by the Vacation Club Trustee under the Vacation Club Trust Agreement and related documents, which Owner Beneficiary Rights shall specifically include as an appurtenance thereto Vacation Points.

Paradise Point Project: that certain vacation ownership project, commonly known as Paradise Point Resort, located in Hollister, Missouri.

Paradise Point Timeshare Association: Paradise Point Resort Property Owners Association, a Missouri corporation not-for-profit, which is the association established in accordance with the Paradise Point Timeshare Declaration to manage the Paradise Point Timeshare Program and in which all owners of Timeshare Interests at the Paradise Point Project will be members.

Paradise Point Timeshare Declaration: that declaration of covenants, conditions and restrictions which has been recorded in the real estate records of the county where the Paradise Point Project is located, and has established the Paradise Point Timeshare Program.

Paradise Point Timeshare Management Agreement: the management agreement from time to time entered into between the Paradise Point Timeshare Association and the Timeshare Manager for the management of the Paradise Point Timeshare Program.

Paradise Point Timeshare Program: the program created within the Paradise Point Project under the Paradise Point Timeshare Declaration by which Persons may own Timeshare Interests, enjoy their respective Timeshare Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

Patriot Act Certificate and Agreement:  the Patriot Act Certificate and Agreement dated as of September 30, 2010 by and among Borrower, Guarantor and Lender, as amended, supplemented or restated.

Performance or Perform:  full, timely and faithful payment and performance.

Permitted Debt:  the meaning given to it in Section 6.2(b) hereof.

Permitted Encumbrances:  with respect to each Timeshare Project (i) real estate taxes and assessments not yet due and payable, (ii) exceptions to title which are approved in writing by Lender (including such easements, dedications and covenants which Lender consents to in writing after the date of this Agreement), (iii) those exceptions listed on the Exhibits B-1, B-2, and B-3 attached hereto (as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively) and, (iv) as to Phase III only (as defined in the Inventory Loan Agreement), the additional exceptions listed on the attached Exhibit B-4.

Permitted Modification:   an amendment or other modification to the terms and conditions of a Note Receivable (a) as a result of the Servicemembers Civil Relief Act, (b) with respect to a one percent (1%) increase or decrease in the related Note Receivable’s interest rate related to a voluntary or involuntary election to commence or cease using an automatic payment option, as applicable, (c) in connection with an Upgrade Note Receivable or (d) in order to make a correction to fix a typographical error in the documentation executed in connection with the closing of the related consumer loan, and made in the ordinary course of business.

Person:  an individual, general partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Prefunding Documents:  those Timeshare Program Consumer Documents identified on Exhibit A to the Custodial Agreement as "Prefunding Documents" and in the form required in that Exhibit.

Prepayment Premium:  an amount to be paid pursuant to Section 2.8 upon a prepayment of the Loan.

Prior Loan Agreement:  defined in the Background Statements.

Prohibited Drug Law Activities:  as defined in Section 6.2(k).

Public Report:  the approved public report, permit or public offering statement for the Vacation Club and for the applicable Timeshare Project and the approvals or registrations for such Timeshare Project, in the jurisdiction in which such Timeshare Project is located and in each other jurisdiction in which sales of Timeshare Interests are made or such Timeshare Project is otherwise required to be registered.

Purchase Contract:  a purchase contract by and between a Purchaser, Bluegreen Vacations Unlimited Inc. (as "Club Developer"), and Borrower (as "Facilitator") pursuant to which Borrower has agreed to sell and a Purchaser has agreed to purchase a Timeshare Interest in connection with such Purchaser's designation as an Owner Beneficiary under the Vacation Club Trust Agreement, commonly known as a Bluegreen Owner Beneficiary Agreement.

Purchaser:  a person who has executed a Purchase Contract as a purchaser.

Purchaser Mortgage:  the purchase money deed of trust given to secure a Note Receivable.

Receivables Collateral:  (a) the Notes Receivable which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Agreement or against which an Advance has been made, all payments due to become due thereunder, in whatever form, including cash, checks, notes, drafts and other instruments for the payment of money;  (b) all rights under all documents evidencing, securing, guaranteeing or otherwise pertaining to such Notes Receivable, including the Owner Beneficiary Rights under the Vacation Club Trust Agreement and pertaining to the purchased Timeshare Interest, Title Policies, Purchaser Mortgages and Purchase Contracts including all rights of foreclosure, termination, dispossession and repossession thereunder, all documents, instruments, contracts, liens and security interests related to such Notes Receivable, all collateral and other security securing the obligations of any Person under such Note Receivable and all rights and remedies of whatever kind or nature Borrower may hold or acquire for purpose of securing or enforcing such Notes Receivable and related Timeshare Program Consumer Documents (expressly excluding any rights as developer or declarant under the applicable Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents); (c) all deposits, accounts, instruments, contract rights, general intangibles, chattel paper, documents, instruments, pre-authorization account-debit agreements, claims and judgments pertaining to or arising out of any of the foregoing; (d) all proceeds, property, property rights, privileges and other benefits arising out of the enforcement of such Notes Receivable or the related Purchaser Mortgages, Purchase Contracts and other Timeshare Program Consumer Documents, including all property returned by and reclaimed by or repossessed from Purchasers thereunder; (e) any lockbox agreements  and the funds contained in any accounts established pursuant thereto, relating to such Notes Receivable, except amounts deposited in error; (f)  all rights, now or hereafter existing under any payment authorization agreements signed or delivered by or on behalf of a Purchaser under a Note Receivable described in clause (a) above and all accounts and other proceeds derived therefrom; (g) any rights inuring to Borrower as an "institutional mortgagee," an "institutional lender" or a "mortgagee" as provided in the Timeshare Declaration in connection with any Notes Receivable described in clause (a) above and the related Purchaser Mortgages pledged to Lender; (h) all rights of the Borrower to exercise, at any meeting of the Timeshare Association, the voting rights of a Purchaser whose Note Receivable has been assigned or delivered to Lender;  (i) all of Borrower's rights to any insurance policies related to a Timeshare Project, to the extent pertaining to a Note Receivable assigned to Lender or to the Timeshare Interest securing such Note Receivable; (j) all computer software, files, books and records of Borrower pertaining to any of the foregoing clauses (a) through (i), subject to any licensing limitations; (k) all rights of the Borrower as an Interest Holder Beneficiary as to the foregoing; (l) the cash and non-cash proceeds of all of the foregoing, including (whether or not acquired with cash proceeds), all accounts, chattel paper, contract rights, documents, general intangibles, instruments, fixtures, and equipment, inventory and other goods; and (m) all extensions, additions, improvements, betterments, renewals, substitutions, amendments of any of the foregoing  and the products and proceeds thereof.

Required Payment Date: the meaning given to it in Section 2.7(b) hereof.

Reservation System:  the method, arrangement or procedure including any computer network and software employed for the purpose of enabling or facilitating the operation of the system which enables each Purchaser to utilize such Purchaser's right to reserve a use period in a Timeshare Project in accordance with the provisions and conditions set forth therein.

Reservation System License:  a non-exclusive license granted by Bluegreen Resorts Management, Inc. to Lender as of the date of this Agreement entitling Lender to the non-exclusive license to use the Reservation System upon the terms and conditions described therein.

Resolution:  a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by such members, the manager or managers and/or the authorized officers of a limited liability company as may be required by applicable law and by the Articles of Organization of such limited liability company, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

Security Documents:  the Assignments, this Agreement, the Reservation System License, and all other documents now or hereafter securing the Obligations, as they may be from time to time be amended, supplemented or restated.

Servicing Agent:  Bluegreen, as the Servicing Agent, or its successor as Servicing Agent, under the Servicing Agreement.

Servicing Agreement:  the Servicing Agreement dated as of September 30, 2010 among Lender, Borrower and Servicing Agent which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Receivables Collateral, as it may from time to time be amended, supplemented or restated.

Subordination Agreement:  such subordination agreement from a Subordinator subordinating Indebtedness owed to it by Borrower to all or a part of the Obligations, whether delivered on or before the Effective Date or thereafter, as the same may from time to time be amended, supplemented or restated.

Subordinated Indebtedness.  Indebtedness represented by Guarantor's junior subordinated debentures or such other Indebtedness incurred by Guarantor which is treated as subordinated indebtedness in accordance with GAAP.

Subordinator:  at any time, a Person (including Big Cedar, L.L.C., a Missouri limited liability company, Bluegreen Vacations Unlimited, Inc., a Florida corporation and Guarantor) then required under the terms of this Agreement to subordinate Indebtedness owed to it by Borrower or a Guarantor to all or any part of the Obligations in accordance with the terms of a Subordination Agreement.

Tangible Net Worth:    on a consolidated basis for Guarantor and its subsidiaries, at any date, the (a) sum of (i) total shareholders' equity, including any non-controlling interest, as reported in Guarantor's most recent annual financial statement, plus (ii) Subordinated Indebtedness, as reported in Guarantor's most recent annual financial statement and (b) less any loans or other indebtedness owed by an Affiliate to Guarantor, including BFC and any other of Guarantor's shareholders, owners or members.

Term:  the duration of this Agreement, commencing on the Effective Date and ending when all of the payment Obligations have been Performed.

Timeshare Association:  individually and collectively, as the context requires, the Big Cedar Timeshare Association, the Long Creek Timeshare Association and the Paradise Point Timeshare Association.

Timeshare Declaration:  individually and collectively, as the context requires, the Big Cedar Timeshare Declaration, the Long Creek Timeshare Declaration and the Paradise Point Timeshare Declaration.

Timeshare Interest:  a timeshare fee simple estate in the relevant Timeshare Project as established and provided in the applicable Timeshare Declaration, which consists of an undivided interest as tenant in common with other owners in the relevant Timeshare Program, including the appurtenant exclusive right to occupy and use a Unit for one or more periods per calendar year or per second calendar year of one week or a portion of one week, and subject to the then existing reservation rules and regulations of the applicable Timeshare Association, if applicable, together with all appurtenant rights and interests, including without limitation, the right to make reservations pursuant to the reservation system pertaining thereto, if applicable, and appurtenant use rights in and to common elements at the relevant Timeshare Project, easements, licenses, access and use rights in and to all of the facilities at the relevant Timeshare Project, all of which the Purchaser thereof directs Borrower to immediately convey to the Vacation Club Trustee and which the Vacation Club Trustee holds pursuant to the provisions of the Vacation Club Trust Agreement, at which time, the Purchaser becomes a member and Owner Beneficiary of the Vacation Club, is identified in a schedule attached to the Vacation Club Trust Agreement, as amended from time to time to include new Owner Beneficiaries, and is entitled to certain Owner Beneficiary Rights under the Vacation Club Trust Agreement and a specific number of Vacation Points corresponding to such rights, which Vacation Points may be used by the Owner Beneficiary for lodging for varying lengths of time at various Vacation Club resorts.

Timeshare Management Agreement:  individually and collectively, as the context requires, the Big Cedar Timeshare Management Agreement, the Long Creek Timeshare Management Agreement and the Paradise Point Timeshare Management Agreement.

Timeshare Manager:  individually and collectively, as the context requires, the Person from time to time employed by (i) the Big Cedar Timeshare Association to manage the Big Cedar Timeshare Program; (ii) the Long Creek Timeshare Association to manage the Long Creek Timeshare Program and (iii) the Paradise Point Timeshare Association to manage the Paradise Point Timeshare Program, in the case of each of the foregoing clauses (i)-(iii), as of the date of this Agreement, being Bluegreen Resorts Management, Inc., a Delaware corporation.

Timeshare Program:  individually and collectively, as the context requires, the Big Cedar Timeshare Program, the Long Creek Timeshare Program and the Paradise Point Timeshare Program.

Timeshare Program Consumer Documents:  the following documents used by Borrower in connection with the credit sale of Timeshare Interests at a Timeshare Project:

(a)	Note Receivable (endorsed to Lender's order with recourse pursuant to the form of endorsement attached hereto as Exhibit J);
(b)	Deed of Trust;
(c)	General Warranty Deed;
(d)	Service Disclosure Statement;

(e)Good Faith Estimate of Settlement Charges (for sales closing prior to the Final Rule Effective Date);

(f)HUD-1 Settlement Statement (for sales closing prior to the Final Rule Effective Date);

(g)Truth-in-Lending Disclosure Statement (for sales closing prior to the Final Rule Effective Date);

(h)Closing Disclosure (for sales closing on or after the date the CFPB requires that such disclosure be delivered (the "Final Rule Effective Date"));

(i)Loan Estimate (for sales closing on or after the Final Rule Effective Date and to the extent required to be delivered under applicable law);

(j)Bluegreen Owner Beneficiary Agreement and any addendum thereto;

(k)Assent to Execution of Documents, if applicable;

(l)Certificate of Purchase of Owner Beneficiary Rights (if such purchase occurred after January 31, 2006);

(m)Owner Confirmation Interview (or Biennial Owner Confirmation Interview);

(n)Receipt for Timeshare Documents;

(o)Compliance Agreement;

(p)Credit Application;

(q)Other than with respect to No FICO Score Notes Receivable and Non-Resident Notes Receivable, (i) for Notes Receivable originated on and after December 15, 2008, evidence of FICO Score in the form of a truncated or full credit report and (ii) for Notes Receivable originated prior to December 15, 2008, evidence of FICO Score in such form as previously agreed upon between Borrower and Lender; and

(r)Any Public Offering Statement receipts.

A sample form of each Timeshare Program Consumer Document in connection with the credit sale of Timeshare Interests at a Timeshare Project is attached hereto as Exhibits C-1, C-2, and C-3 (as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively).

Timeshare Program Governing Documents:  the Public Report, the Timeshare Declaration, any condominium declarations pertaining to a Timeshare Project, the Articles of Organization and bylaws for each Timeshare Association and for Bluegreen Inc., any and all rules and regulations from time to time adopted by each Timeshare Association and Bluegreen Inc., the Timeshare Management Agreement, the Vacation Club Trust Agreement, the Vacation Club Management Agreement, any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the Timeshare Program in lieu of paying assessments, any affiliation agreements,  any amenity agreements and any other existing and future contracts, agreements or other documents relating to the establishment, use, occupancy, operation, management, marketing, sale and maintenance of a Timeshare Project.

Timeshare Project:  individually and collectively, as the context requires, the Big Cedar Project, the Long Creek Project and the Paradise Point Project.

Title Insurer:  a title company which is acceptable to Lender and issues a Title Policy, including without limitation, First American Title Insurance Company.

Title Policy:  in connection with each Purchaser Mortgage which is a part of the Receivables Collateral, an ALTA lender's policy of title insurance in an amount not less than the Borrowing Base of the Note Receivable secured by the Purchaser Mortgage, insuring Borrower's and its successors' and assigns' interest in the Purchaser Mortgage as a perfected, direct, first and exclusive lien on the Timeshare Interest(s) encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer and in form and substance attached hereto as Exhibits D-1,  D-2, and D-3 (as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively).

Trading With The Enemy Act:  as defined in Section 5.29 hereof.

Trailing Documents Delivery Date: as to a particular Advance, the last Business Day of the first month which occurs no sooner than ninety (90) calendar days following the making of the subject Advance.

Tranche:  Tranche D or Tranche E, as the context requires.

Tranche D (9/14 Letter Agreement): that portion of the Loan advanced from time to time by Lender to Borrower under the Prior Loan Agreement between December 13, 2013 and the Effective Date which was subject to the 9/14 Letter Agreement and which, prior to the Effective Date, was referred to in Lender's internal records as "Note 9008".

Tranche D (non-9/14 Letter Agreement): that portion of the Loan advanced from time to time by Lender to Borrower under the Prior Loan Agreement between December 13, 2013 and the Effective Date which was not subject to the 9/14 Letter Agreement and which, prior to the Effective Date, was referred to in Lender's internal records as "Note 9006".

Tranche D: that portion of the Loan consisting of Tranche D (non-9/14 Letter Agreement) and which at all times after the Effective Date will be referred to in Lender's internal records as "Note 9006".

Tranche E: that portion of the Loan advanced from time to time by Lender to Borrower under this Agreement after the Effective Date, together with that portion of the Loan consisting of Tranche D (9/14 Letter Agreement) and which at all times after the Effective Date will be referred to in Lender's internal records as "Note 9008".

Unit:  a dwelling unit in a Timeshare Project.

Upgrade:  the process in which (A) an obligor of an Original Note Receivable elects to (i)(a) reconvey the existing Timeshare Interest for new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) and (b) cancel the Original Note Receivable in exchange for an Upgrade Note Receivable secured by such new Timeshare Interest or (ii)(a) acquires additional Timeshare Interest and (b) cancels the Original Note Receivable in exchange for an Upgrade Note Receivable secured by the existing Timeshare Interest and the additional Timeshare Interest or (B) an owner of existing Timeshare Interest that is fully paid elects to (i) reconvey such Timeshare Interest for a new Timeshare Interest (such new Timeshare Interest having a greater dollar value than the existing Timeshare Interest) or (ii) acquires additional Timeshare Interest.

Upgrade Note Receivable: the new Note Receivable originated by the Borrower in connection with an Upgrade.

Vacation Club:  defined in the Background Statements.

Vacation Club Management Agreement:  the management agreement from time to time entered into between the Vacation Club Trustee and the Vacation Club Manager for the management of the Vacation Club.

Vacation Club Manager:  Bluegreen Resorts Management, Inc., a Delaware corporation, and such other Person from time to time employed by the Vacation Club Trustee to manage the Vacation Club.

Vacation Club Trust:  the trust established pursuant to the Vacation Club Trust Agreement and in accordance with F.S. Ch. 721 (the Florida Vacation Plans and Timesharing Act).

Vacation Club Trust Agreement:  means, collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., the Vacation Club Trustee, Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Vacation Club.

Vacation Club Trustee:  Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Vacation Club Trust Agreement, and its permitted successors and assigns.

Vacation Points:  the value placed upon a nightly or weekly occupancy of a timeshare unit pursuant to the terms of the Purchase Contract, which value may be set forth within the Demand Balancing Standard (as defined in the Vacation Club Trust Agreement).

Ward Financial:  Ward Financial Company, a Pennsylvania corporation.

1.2Other Definitional Provisions.

Capitalized terms used in this Agreement or in any Loan Document which are defined herein shall have the meanings set forth herein.  Capitalized terms defined in the Preliminary Statements or elsewhere in this Agreement shall have the meanings assigned to them at the place first defined.  As used herein, the term "this Agreement" shall include all exhibits, schedules and addenda attached hereto, all of which shall be deemed incorporated herein and made a part hereof.  The definitions include the singular and plural forms of the terms defined.  Any defined term which relates to a document, instrument or agreement shall include within its definition any amendments, modifications, supplements, renewals, restatements, extensions, or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms hereof and thereof.  Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.

Accounting terms not defined herein will have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein will control. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", and reference to a numbered or lettered subdivision of an Article, section or paragraph shall include relevant matter within the Article, section or paragraph which is applicable to but not within such numbered or lettered subdivision.  Whenever the words "including", "include", or "includes" are used in the Loan Documents, they shall be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same.

2.LOAN COMMITMENT; USE OF PROCEEDS

2.1Loan Commitment.

(a)Determination of Advance Amounts.  Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in Section 2.3.  The maximum amount of an Advance shall be equal to (a) the aggregate Borrowing Base for all Eligible Notes Receivable less (b) the then unpaid principal balance of the Loan; provided, however, at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount, and further provided that at no time shall the combined unpaid principal balance of the Loan and the Inventory Loan exceed the Maximum Loan Amount.  Furthermore, Lender hereby agrees, if Borrower has Performed all the Obligations then due, to make Availability Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in Section 2.3.  The maximum amount of any Availability Advance shall be equal to (a) eighty-five percent (85%) of the then‑outstanding principal balance of all Eligible Notes Receivable pledged to Lender less (b) the unpaid principal balance of the Loan; provided, however, that at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount and further provided that at no time shall the combined unpaid principal balance of the Loan and the Inventory Loan exceed the Maximum Loan Amount.  In addition to satisfying all of the conditions precedent to the making of an Advance, as a condition of an Availability Advance, Borrower shall deliver to Lender a Request for Availability Advance substantially in the form and substance of Exhibit U attached hereto, together with such other items which are reasonably necessary to determine satisfaction of the conditions precedent thereto.

(b)Revolving Nature of Loan.  The Loan is a revolving line of credit; however, all Advances shall be viewed as a single loan.  Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender

2.2Continuation of Obligations Throughout Term.  This Agreement and Borrower's liability for Performance of the Obligations shall continue until the end of the Term.

2.2.1   Other Conditions.  Notwithstanding any provision in this Agreement to the contrary and subject to the conditions to making Advances set forth in this Agreement, Lender hereby agrees to advance to Borrower total Loan proceeds not to exceed an outstanding principal balance equivalent to the Maximum Loan Amount.  Tranche D (i) constitutes a portion of the Loan and (ii) constitutes all Advances (including Availability Advances) of the Loan made prior to the Effective Date that have not yet been repaid (other than those subject to the 9/14 Letter Agreement).  Tranche E (i) constitutes a portion of the Loan and (ii) constitutes all Advances (including Availability Advances) subject to the 9/14 Letter Agreement, including Availability Advances, and all revolving Advances made after the Effective Date.  Each of Tranche D and Tranche E (i) are evidenced by the Note and (ii) constitute a single loan.  Tranche D does not revolve.  Tranche E is a revolving line of credit loan facility and as the unpaid principal balance of Tranche D and Tranche E reduces, such reduction shall enable Borrower to obtain revolving Advances under Tranche E within the Borrowing Term, subject to all conditions precedent to the making of such Advance and to the further condition that the outstanding principal balance of the Loan and the combined outstanding principal balance of the Loan and Inventory Loan not exceed the Maximum Loan Amount.  Advances of Tranche E shall be made subject to the terms and conditions set forth herein governing Advances (including Section 4.2 hereof), together with the following additional conditions:

(i) In the event the unpaid principal balance of the Loan or the combined unpaid principal balance of the Loan and the Inventory Loan exceed the Maximum Loan Amount, Borrower shall, within five (5) Business Days following written demand, make payment to Lender in the amount of such excess.

(ii) Tranche E Advances shall be made in amounts of not less than $500,000 each (with the exception of the final Advance of Tranche E which may be in an amount less than $500,000) and shall be made no more frequently than once per calendar month.  In addition to the foregoing, Availability Advances shall be made in amounts of not less than $250,000 each and shall be made no more frequently than once per calendar month, based upon the Borrowing Base calculation as of the end of the immediately preceding calendar month.

2.3Use of Advance.  Borrower will use the proceeds of the Loan only for working capital, sales, marketing and other proper business purposes as it shall determine.

2.3.1Aggregation for Purpose of Determining Shortfall.Tranche D and Tranche E shall be deemed one single loan and the Borrowing Base for each of Tranche D and Tranche E shall be aggregated for purposes of determining the existence of a Borrowing Base Shortfall.  In addition, since all Tranches (inclusive of those tranches in existence under the Prior Loan Agreement) constitute one loan, all Notes Receivable pledged to Lender in connection with an advance under any such Tranche (inclusive of those tranches in existence under the Prior Loan Agreement) shall secure the prompt payment and performance of amounts due and owing under all Tranches.

2.3.2Cross-Collateralization.The Loan, and the Obligations hereunder and under any Loan Documents, shall (in addition to the Collateral) be further secured and cross‑collateralized by any properties, interests or assets of Borrower, real, personal or mixed, tangible or intangible, in which Lender is granted lien or mortgage rights or security interests at any time under the Inventory Loan Documents or with respect to the Inventory Loan (such properties, interests or assets in which Lender may hold lien rights or security interests from time to time are called the "Additional Collateral").  For value received, Borrower hereby grants to Lender a security interest in and to the Additional Collateral as security for the payment and performance of the Obligations; and Borrower agrees to deliver to Lender financing statements and other documents as may be required by Lender from time to time to further evidence and perfect Lender's liens and security interests in the Additional Collateral.  However, at such time as the Inventory Loan has been paid in full and the borrowing term thereunder has expired and provided that there does not then exist an Event of Default or Incipient Default that matures into an Event of Default, the Additional Collateral shall no longer constitute security for the Loan or the Obligations under any of the Loan Documents and Lender shall promptly execute reasonable documents to evidence such release of the Additional Collateral, which, if necessary, shall be recorded or filed at the sole cost and expense of Borrower.

2.3.3Revolving Facility.  To the extent that any of the Loan Documents provide that the Loan is a non-revolving loan facility, such Loan Documents are hereby amended to provide that the Loan is a revolving loan facility pursuant to the provisions of this Agreement.

2.4Repayment of Loan.  The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note and this Agreement.

2.5Interest.  Except as otherwise provided in the Note or this Agreement, interest ("Basic Interest") shall accrue on the unpaid principal balance of the Loan from time to time outstanding at the Basic Interest Rate.  Basic Interest is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days during the calendar month that the principal balance is outstanding.  Interest shall accrue on funds as of the date Lender wires such funds to Borrower or to any escrow agent handling disbursement of an Advance.  Payments of principal and any other amounts due and payable under the Loan Documents (other than Basic Interest) shall accrue interest at the Default Rate after the occurrence and continuation of an Event of Default.  Borrower acknowledges and agrees that the Default Rate is reasonable in light of the increased risk of collection after the occurrence and continuation of an Event of Default.

2.6Payments.

(a)All payments of principal, interest and fees on the Loan shall be made to Lender by federal funds wire transfer as instructed by Lender in immediately available funds.  If any payment of principal, interest or fees to be made by Borrower becomes due on a day other than a Business Day, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing any interest with respect to such payment.

(b)If any installment of interest and/or the payment of principal is not received by Lender within 10 days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to Section 7.2 hereof and the other Loan Documents, Lender may elect to assess a late charge of 5% of the amount of the installment due and unpaid, which late charge will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency; provided, however, no late charge shall be imposed upon a payment to repay the Loan upon the Maturity Date or upon acceleration of the Loan.  Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency.  Borrower acknowledges that during the time that any such amount is in default, Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Agreement and represents a reasonable estimate of the losses Lender will incur by reason of late payment.  Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix.  Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent Lender from exercising any of the other rights and remedies available hereunder.

2.7Minimum Required Payments.

(a)Periodic Loan Payments.  All payments (i.e., principal, interest, late charges and fees) made on account of Notes Receivable pledged to Lender shall be paid to Lender.  On each Business Day, until the Maturity Date or the date on which the Loan is paid in full, whichever date first occurs, Borrower will pay or cause to be paid to Lender (through Lender's lockbox account in Lender’s name maintained under the Lockbox Agreement) 100% of all proceeds (except servicing fee payments and those payments described in Section 3.2(a)(ii)) of the Receivables Collateral (including all ACH (i.e., automated clearinghouse system) payments and checks) then collected under the Notes Receivable which constitute part of the Receivables Collateral.  Such proceeds shall be applied by Lender against the unpaid principal balance of the Loan on Wednesday of each week and on the last day of each calendar month, or if not a Business Day, on the next succeeding Business Day.    Regardless of whether the proceeds of the Receivables Collateral are sufficient for that purpose, (i) interest on the principal balance of the Loan from time to time outstanding and accruing during a particular calendar month shall be due and payable in arrears on the 10th day of the next succeeding calendar month and (ii) the Loan shall be due and payable in full on the Maturity Date.

(b)Maximum Permitted Outstanding Principal Balance.   In no event shall the unpaid principal balance of the Loan exceed the following amounts as of the following required payment dates (each a "Required Payment Date").  Borrower shall make any necessary principal payments to Lender, on or before the applicable Required Payment Date, in order to reduce the unpaid principal balance to the required amount (the "Maximum Permitted Outstanding Principal Balance"), in the event collections from the Receivables Collateral (inclusive of those collections that are to be applied against the unpaid principal balance of the Loan on the last day of each calendar month pursuant to Section 2.7(a) hereof) have not been sufficient to reduce the maximum outstanding principal balance of the Loan to the Maximum Permitted Outstanding Principal Balance prior to or on the applicable Required Payment Date.  Upon the expiration of the Borrowing Term, the principal balance of the Loan (inclusive of all unpaid Tranches) shall be calculated for purposes of calculating the Maximum Permitted Outstanding Principal Balance.  Subsequent to the expiration of the Borrowing Term, the Maximum Permitted Outstanding Principal Balance on each Required Payment Date shall equal the respective percentages set forth below of the outstanding principal balance of the Loan (inclusive of all unpaid Tranches) at the expiration of the Borrowing Term.

Required Payment Date	Maximum Permitted Outstanding Principal Balance (as a percentage of the outstanding principal balance of the Loan at the expiration of the Borrowing Term)
12 months following expiration of the Borrowing Term	85%
24 months following expiration of the Borrowing Term	70%
36 months following expiration of the Borrowing Term	55%
48 months following expiration of the Borrowing Term	45%
60 months following expiration of the Borrowing Term	20%
Maturity Date	0%

(c)Borrowing Base Maintenance.  If there exists a Borrowing Base Shortfall during any calendar month for any reason including by reason of the fact that a particular Note Receivable is no longer an Eligible Note Receivable, then within twenty (20) days after the date of the Borrowing Base Certificate delivered to Lender pursuant to Section 6.1(d)(v) showing such Borrowing Base Shortfall, Borrower will at its sole option either (a) make to Lender a principal payment in an amount equal to the Borrowing Base Shortfall plus accrued and unpaid interest on such principal payment or (b) deliver to Lender one or more Eligible Notes Receivable having an aggregate Borrowing Base not less than the Borrowing Base Shortfall; provided, however, such Eligible Notes Receivable may have an aggregate Borrowing Base less than the Borrowing Base Shortfall so long as Borrower simultaneously pays to lender the difference in cash.  Simultaneously with the delivery of Eligible Notes Receivable to correct a Borrowing Base Shortfall, Borrower will deliver to Lender all of the items (except for a Request for Loan Advance) required to be delivered by Borrower to Lender pursuant to Section 4.2, together with a "Borrower's Certificate" in form and substance identical to Exhibit E.  Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, an ineligible Note Receivable if:  (a) no Event of Default or Incipient Default exists; (b) Borrower has made all principal payments and Performed all replacement obligations as required above in connection with the Borrowing Base Shortfall and as a result there is no Borrowing Base Shortfall; and (c) Borrower has requested Lender in writing to release the ineligible Note Receivable.  Borrower will prepare the reassignment document which shall be in form and substance substantially identical to Exhibits F-1,  F-2, or F-3 (attached hereto), as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively,  and will deliver it to Lender for execution. Lender will send or cause to be sent to Borrower the reassignment document and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

In addition to, and not in limitation of the foregoing, and upon the request of Borrower from time to time otherwise during the Term, but no more frequently than once per calendar month, Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, an ineligible Note Receivable if:  (a) no Event of Default or Incipient Default exists; (b)  there is no Borrowing Base Shortfall; and (c) Borrower has requested Lender in writing to release such ineligible Note Receivable.  Borrower will prepare the related reassignment document which shall be in form and substance substantially identical to Exhibits F-1, F-2, or F-3 (attached hereto), as to the Big Cedar Project, the Long Creek Project, or the Paradise Point Project, respectively, and will deliver it to Lender for execution.  Lender will send or cause to be sent to Borrower the reassignment document and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

2.8Prepayment.

(a)Prohibitions on Prepayment; Prepayment Premium.  Without the prior written consent of Lender, Borrower shall not be entitled to prepay the Loan except in accordance with the terms of this Agreement.  Commencing: (i) on the Effective Date and ending on the day immediately preceding the Opening Prepayment Date (Tranche D),  Borrower shall have the option to prepay Tranche D in full, but not in part, (ii) on the Effective Date and ending on the day immediately preceding the Opening Prepayment Date (Tranche E), Borrower shall have the option to prepay Tranche E in full, but not in part, (iii) on the Opening Prepayment Date (Tranche D), Borrower shall have the option to prepay Tranche D in full, or in part, and (iv) on the Opening Prepayment Date (Tranche E), Borrower shall have the option to prepay the remaining portion of Tranche E in full, or in part, on the condition, in each of clauses (i), (ii),  (iii) or (iv),  that Lender has received not less than 30 days prior written notice of such prepayment and that Borrower makes the simultaneous payment of a prepayment premium (the "Prepayment Premium") equal to the following percentage of that portion of the principal balance of the Tranche which is being prepaid:

Period	Prepayment Premium
Prior to the expiration of the applicable Opening Prepayment Date	5%
1 – 12 months after the expiration of the applicable Opening Prepayment Date	3%
13 – 24 months after the expiration of the applicable Opening Prepayment Date	2%
25 – 36 months after the expiration of the applicable Opening Prepayment Date	1%
37 and thereafter	0%

Any prepayment in full of Tranche E must be accompanied by a simultaneous prepayment in full of the remaining balance of Tranche D, together with any applicable Prepayment Premium.  Furthermore, in the event Tranche E is prepaid in full prior to the receipt of a Certificate of Conformance with respect to the entirety of Phase III (as defined in the Inventory Loan Agreement), the Inventory Loan must be prepaid in full concurrently with the prepayment in full of Tranche E.

No prepayment shall relieve the Borrower of its obligation to make regularly scheduled payments of principal and interest as required under this Agreement.

In addition, in the event of (i) a partial prepayment of the Loan subject to the terms and conditions set forth in this  Section 2.8(a), or (ii) a prepayment in full subject to the terms and conditions set forth in this  Section 2.8(a) or other repayment in full of the Loan and termination of this Agreement and the other Loan Documents, Lender shall release its security interest and reassign and endorse to Borrower, without recourse or warranty of any kind,  such Notes Receivable, Purchaser Mortgages and other related Collateral collaterally assigned to Lender under this Agreement or the other Loan Documents, provided that, if such prepayment is a partial prepayment of the Loan permitted under this Section 2.8(a) of this Agreement, Lender and Borrower shall mutually agree as to the collateral pool to be released, so that (i) the quality and nature of the Notes Receivable, Purchaser Mortgages and other related Collateral from a credit underwriting standard after such release is materially consistent (other than seasoning) with the quality and nature of the Notes Receivable, Purchaser Mortgages and other related Collateral from the credit underwriting standard that existed immediately prior to such partial prepayment and release, (ii) there is no Borrowing Base Shortfall, and (iii) no Incipient Default or Event of Default will result from such release.  All releases by Lender to Borrower shall be (a) in form reasonably satisfactory to Lender, and (b) at the Borrower’s cost and expense.  Borrower will prepare the related reassignment and release documents and will deliver them to Lender for execution. Lender will send or cause to be sent to Borrower the reassignment and related release documents and the Notes Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.

(b)Exceptions to Prepayment Prohibitions.  Notwithstanding anything in Section 2.8(a) to the contrary, the following shall not be prepayments prohibited pursuant to Section 2.8(a) or require the payment of the Prepayment Premium:  (i) principal payments scheduled under the Note including those payments required pursuant to Section 2.7; (ii) prepayments of the Loan resulting from prepayments of the Collateral by Purchasers which have not been solicited by Borrower in breach of the terms and conditions of Section 6.2(e); or (iii) prepayments resulting from the acceleration of the Loan under the Loan Documents.  Any such prepayment shall not relieve Borrower of its obligation to make all regularly scheduled payments due under the Loan Documents.

(c)Prepayment Premium Payable for Involuntary Prepayments.  The Prepayment Premium shall be payable if the prepayment of the Loan is voluntary but shall not be required because repayment of the Loan has been accelerated pursuant to any of Lender's rights under the Loan Documents (including any right to accelerate following casualty or condemnation or when an Event of Default exists).

2.9Loan Fee.   A fee of one and one half percent (1.5%) on the amount of each Tranche E Advance shall be paid to Lender by Borrower (cumulatively, the "Loan Fee") concurrently with such Advance and which may be withheld from the proceeds of such Advance.  On the date that is eighteen (18) months after the Effective Date, the positive difference, if any, between $112,500 and the Loan Fee paid by Borrower between the Effective Date and the date that is eighteen (18) months after the Effective Date shall be due and payable to Lender.  In no event shall the total Loan Fee exceed $112,500.  The Loan Fee was fully earned as of the Effective Date in consideration for Lender's agreement to fund Advances in accordance with the terms of this Agreement.  Regardless of whether Borrower repays or is required to repay the Loan prior to the end of the Maturity Date, Borrower will not be entitled to any refund of the Loan Fee.

2.10Application of Proceeds of Collateral and Payments.  Notwithstanding anything in the Loan Documents to the contrary, the amount of all payments or amounts received by Lender with respect to the Loan (other than those payments described in Section 3.2(a)(ii)) shall be applied in the following order of priority:  (a) to any past due payments of interest on the Loan and to accrued interest on the Loan through the date of such payment, including any interest at the Default Rate; (b) to any late fees, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender in its capacity as Lockbox Agent or otherwise under the Loan Documents in connection with the Loan; (c) to the unpaid principal balance of Tranche D until the Tranche D principal balance is reduced to zero; and (e) to the unpaid principal balance of Tranche E until the Tranche E principal balance is reduced to zero.  In calculating interest and applying payments as set forth above:  (i) interest on the Loan shall be calculated and collected through the date payment is actually received by Lender; (ii) interest on the outstanding balance of the Loan shall be charged during any grace period permitted under the Loan Documents; (iii) at the end of each month, at the reasonable discretion of Lender, all past due interest and other past due charges provided for under the Loan Documents with respect to the Loan shall be added to the principal balance of the Loan; and (iv) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations in connection with the Loan shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balance as Lender, in its discretion, deems appropriate as indicated under the circumstances.  The provisions of this Section 2.10 are also subject to the parties' rights and obligations under the Loan Documents as to the application of proceeds of the Collateral following an Event of Default.

2.11Borrower's Unconditional Obligation to Make Payments.  Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Loan Documents, Borrower's obligation to make such payments being absolute and unconditional.

2.12Non-Use Fee.  If during any calendar month between the period beginning one year after the Effective Date and ending on the last day of the calendar month in which the Borrowing Term expires, the highest combined unpaid principal balance of the Loan and the Inventory Loan during such calendar month is at any time less than $28,000,000, then within five Business Days following the end of any such calendar month, Borrower shall pay to Lender a non-use fee (the "Non-Use Fee") of one-half percent (.5%) per annum on the difference between $28,000,000 and the largest combined unpaid principal balance during such calendar month then ended under the Loan and the Inventory Loan.  However, in the event the combined unpaid principal balance of this Loan and the Inventory Loan is equal to or greater than $28,000,000 during such calendar month, then no Non‑Use Fee shall be due and payable.  The Non-Use Fee under this Agreement is the same Non-Use Fee payable under the Inventory Loan Agreement and only one Non-Use Fee is payable.

3.SECURITY

3.1Grant of Security Interest in Receivables Collateral.

(a) Grant.  To secure the payment and Performance of all of the Obligations, Borrower hereby grants to Lender a security interest in and collaterally assigns to Lender the Receivables Collateral.  Such security interest shall be absolute, continuing, perfected, direct, first, exclusive and applicable to all existing and future Receivables Collateral, and shall secure all the Advances and all of the Obligations.  To further secure the payment and Performance of the Obligations, Borrower hereby grants to Lender a security interest in the Borrower Bank Accounts.  IT IS THE EXPRESS INTENT OF BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE ONLY OBLIGATIONS UNDER THE LOAN DOCUMENTS.  All liens and security interests shall be first priority liens and security interests.  Borrower and Lender hereby agree that this Agreement shall be deemed to be a security agreement under the Uniform Commercial Codes of the State of Arizona, the State of Delaware and the State of Missouri.  Accordingly, in addition to any other rights and remedies available to Lender hereunder, Lender shall have all the rights of a secured party under the Arizona, Delaware and Missouri Uniform Commercial Codes.

(b)Assigned Notes Receivable.  Borrower will collaterally assign, endorse to Lender, with full recourse, and deliver to Lender or, at Lender's request, to Lender's Custodial Agent all Notes Receivable which are part of the Receivables Collateral. A copy of each Purchase Contract for each Note Receivable pledged to Lender and all security agreements and the documents collateral thereto shall be assigned to Lender and delivered to Lender or, at Lender's request, to its

Custodial Agent.  Borrower further warrants and guarantees the enforceability of the Receivables Collateral.  Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the remittance of payments (including the endorsement of payment items) received on account of the Receivables Collateral.  Borrower authorizes Lender to file a UCC‑1 Financing Statement in the form attached to a pre-approved pre-filing authorization letter and confirms Lender's authority to pre‑file the UCC‑1 Financing Statement as of the date of the pre‑filing authorization letter.

3.2Lockbox Collections and Servicing; Reconciliation Reports.

(a)Collections.

(i)Lockbox Agent shall deposit payments on the Notes Receivable constituting part of the Receivables Collateral and remit those collected payments to Lender on each Business Day according to the terms of the Lockbox Agreement, at Borrower's sole cost and expense.  Lender shall apply such payments against the Loan on Wednesday of each week and on the last day of each calendar month, or if not a Business Day, on the next succeeding Business Day.  Payments shall not be deemed received by Lender until Lender actually receives such payments from Lockbox Agent.  Servicing Agent shall perform the monthly reporting services required by Lender with regard to the Receivables Collateral as set forth in the Servicing Agreement, all at Borrower's sole cost and expense.

(ii)In the event that the collections received by Lender include payments for items other than principal and interest payable under the Notes Receivable assigned to Lender (e.g., tax and insurance impounds, maintenance and other assessment payments, late charges, "NSF" or returned check charges, etc.), Lender shall remit such other payments back to Borrower no more frequently than once per calendar month provided that (i) no Event of Default or Incipient Default exists, (ii) Borrower requests in writing that Lender remit such other payments back to Borrower, (iii) Borrower specifically identifies (inclusive of the amount of) such other payments, (iv) Borrower provides Lender with back-up to support the claim that such payments should not be part of the proceeds of Collateral, and (v) if such amount is actually remitted to Borrower, then Lender may adjust the Loan balance to reflect such remittance.

(b)Reports.  Lender may, upon written notice to Borrower and Servicing Agent, request a written reconciliation from Borrower and Servicing Agent reconciling the difference between the payments actually received by Lockbox Agent during the subject month and the payments stated in the servicing report to have been made by the Purchasers under Notes Receivable assigned to Lender.  Borrower shall provide and shall cause Servicing Agent to provide Lender with such servicing report within 10 Business Days of Borrower's receipt of Lender's request.  To the extent that Lender is not satisfied, in its sole and absolute discretion, with said servicing report, then upon written notice to Borrower, Borrower shall pay to Lender within 5 Business Days of such notice the amount by which the payments stated in the servicing reports to have been made by the Purchasers under the Notes Receivable assigned to Lender exceed the payments actually received by

Lockbox Agent during the subject month, which difference is not reconciled to Lender's reasonable satisfaction.

(c)Notice to Purchasers.

(i)Each Purchaser under a Note Receivable assigned to Lender shall be directed by Borrower or Servicing Agent, in writing, to make all payments on account of such Note Receivable (A) by automatic debit to such Purchaser's bank account, to be initiated by and to be paid to Lockbox Agent; or (B) by check payable to the order of Borrower and mailed to the Lockbox Agent at the address specified in the Lockbox Agreement;

(ii)Borrower or Servicing Agent previously delivered to Lender the form of notice to be delivered to Purchasers advising them of the collateral assignment of their Note Receivable to Lender and directing that all payments on account of such Purchaser's Note Receivable be made as directed in such notice, which notice (the "Notice to Purchasers") is substantially in the form attached hereto as Exhibit G signed by Borrower or Servicing Agent.

(iii)In addition, upon the occurrence and continuance of an Event of Default, Borrower hereby grants to Lender a power of attorney, by and on behalf of Borrower and in the name of Borrower and at Borrower's cost, to give notice in writing or otherwise, in such form or manner as Lender may deem advisable in its sole discretion, to each Purchaser of such assignment in favor of Lender with direction to make all payments on account of such Purchaser's Note Receivable in accordance with such instructions as Lender may deem advisable in its sole discretion.  This power of attorney is coupled with an interest and is irrevocable.

(iv)Borrower authorizes Servicing Agent (but Servicing Agent shall not be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Note Receivable assigned to Lender with regard to the lien of Lender thereon and any other matter relating thereto and to request from such Purchaser or other Person any information related thereto.

3.3Custodial Agent; Backup Servicing Agent.  The Custodial Agent shall act as Lender's exclusive agent to maintain custody of the Notes Receivable and other Receivables Collateral and to assist in the perfection of Lender's liens in the Notes Receivable and other Receivables Collateral.  Borrower agrees not to interfere with the Custodian's performance of its duties under the Custodial Agreement or to take any action that would be inconsistent in any way with the terms of the Custodial Agreement.  Any custodial fees, if any, and the costs and expenses of the Custodial Agent shall be paid by Borrower.  Borrower shall cause Servicing Agent to engage the Backup Servicing Agent as a condition of the closing of the transaction contemplated hereby.  Any backup servicing fees and the costs and expenses of the Backup Servicing Agent shall be paid by Borrower.

3.4Replacement of Agents.  Lender shall have the right at such times as are provided in the applicable agreement, upon written notice to Borrower, (i) to transfer the servicing of the Notes Receivable to the Backup Servicing Agent or to an alternate Qualified Servicing Agent in accordance with the terms of the Servicing Agreement and/or (ii) to transfer the custodial activities in connection with Notes Receivable to an alternate qualified Custodial Agent in accordance with the terms of the Custodial Agreement and/or (iii) to transfer the backup servicing of the Notes Receivable to an alternate qualified Backup Servicing Agent in accordance with the terms of the Backup Servicing Agreement.  The custodial fees, servicing fees, lockbox fees and the costs and expenses of the Servicing Agent, Backup Servicing Agent, Lockbox Agent and Custodial Agent shall be timely paid by Borrower.  The determination of a successor to the then existing Custodial Agent, the then existing Backup Servicing Agent and the existing Servicing Agent shall be made by the mutual agreement of the Lender and the Borrower unless there then exists an Event of Default or, in connection with the appointment of a successor to Bluegreen as the Servicing Agent, unless there has occurred a Termination Event (as defined in the Servicing Agreement).  For purposes of this Section 3.4, a "Qualified Servicing Agent" shall mean a nationally recognized and licensed servicer of timeshare loan receivables that (a) is actively servicing a portfolio of timeshare loans with an aggregate principal balance of not less than $200,000,000, (b) has servicing and collection capabilities for all categories of delinquent and defaulted timeshare loans (including through foreclosure) and (c) is not the Lender or an Affiliate of the Lender.

3.5Maintenance of Security  Borrower will deliver or cause to be delivered to Lender and/or the Custodial Agent and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Loan Document), as security for the Performance of the Obligations, the Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement.

3.6Liability of Guarantor.  The payment and Performance of the Obligations shall be jointly, severally, primarily and unconditionally guaranteed by Guarantor as set forth in the Guaranty.

4.CONDITIONS PRECEDENT TO ADVANCE; METHOD OF DISBURSEMENT

4.1Closing Conditions.  The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions to the satisfaction of Lender, in the exercise of its sole discretion:

(a)Loan Documents.  Borrower shall have delivered to Lender the Loan Documents, duly executed, delivered and in form and substance satisfactory to Lender.

(b)Opinions.  Borrower shall have delivered to Lender a favorable opinion or opinions from independent counsel for Borrower and Guarantor with respect to matters reasonably requested by Lender.

(c)Organizational Documents.  Borrower shall have delivered to Lender (i) updates (from the forms previously delivered) of the Articles of Organization of Borrower, each Timeshare Association, Guarantor and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person; (ii) the Resolutions of Borrower, Guarantor and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, authorizing the execution and delivery of the Loan Documents, the transactions contemplated thereby and such other matters as Lender may require; and (iii) a certificate of good standing for Borrower, each Timeshare Association, Guarantor and (if any) other sureties for the Performance of the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, from the state of its organization and from the states of, as applicable, Florida and Missouri.

(d)Credit Reports; Search Reports.  Lender shall have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower, each Timeshare Association, and the Guarantor, and lien, litigation, judgment and bankruptcy searches for Borrower, Guarantor, and each Timeshare Association, conducted in such jurisdictions and for such other entities as Lender deems appropriate in order to verify, among other things, that (i) Lender has a first priority perfected lien on and security interest in all of the Collateral, (ii) there are no judgments, tax liens or bankruptcy filings affecting the Borrower, the Guarantor or any Timeshare Project, and (iii) there is no material litigation outstanding affecting Borrower or the Guarantor (other than as disclosed in the Guarantor's public filings made with the United States Securities and Exchange Commission).

(e)Timeshare Project Due Diligence.  Borrower shall deliver to Lender the following due diligence items at least 15 days before the Effective Date (unless otherwise waived by the Lender in writing), all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion:

(i)Taxes and Assessments.  Copies of the most recent tax bills for each Timeshare Project and evidence satisfactory to Lender that all taxes and assessments on each Timeshare Project have been paid.

(ii)Insurance.  A mortgagee/loss payee/additional insured endorsement to each Insurance Policy or certificate holder designation in favor of Lender or other proof of insurance as evidenced by a certificate of insurance, reasonably acceptable to Lender.  The Lender acknowledges that the certificates of insurance delivered to it prior to or as of the Effective Date are acceptable.

(iii)Checklist Items.  Those documents and items of due diligence listed on the Closing Checklist attached hereto as Exhibit H.

(f)Subordinate Debt.  Borrower shall provide Lender with the terms and conditions of and other details concerning the Indebtedness (if any) which is intended to be the subject matter of the Subordination Agreement.

(g)Exchange Affiliation.  Borrower shall provide Lender with evidence that the Vacation Club is affiliated with Resort Condominiums International, LLC, which affiliation encompasses the Timeshare Projects.

(h)Payment of Expenses.  Borrower shall have paid or shall have made arrangements satisfactory to Lender for the payment of all reasonable costs and expenses incurred by

Lender in connection with the documentation, negotiation, and closing of the Loan, including any portion of the Loan Fee as may be due on the Effective Date, all reasonable attorneys' fees and expenses and all recording fees, taxes, title premiums, and other expenses associated therewith.

(i)First Right of Refusal.  Lender shall have received satisfactory evidence that any first right of refusal rights held by any other lender of Borrower has been waived with respect to the Loan.

(j)Inventory Loan.  All conditions precedent to the closing of the amendment to the Inventory Loan, as reflected in the Inventory Loan Agreement, shall have been satisfied.

4.2Conditions Precedent and Subsequent to Advance.

4.2.1Conditions Precedent.  The following conditions precedent are required to be satisfied before Lender has any obligation to make an Advance.  All items to be delivered to Lender in satisfaction of the following conditions shall be satisfactory in form and substance to Lender in its sole and absolute discretion:

(a)Request for Advance.  At least one Business Day prior to the requested Advance, Borrower shall deliver to Lender a Request for Loan Advance substantially in the form and substance of Exhibit I attached hereto.

(b)Timeshare Documents.  At least ten (10) days prior to the requested Advance, Borrower shall deliver to the Custodial Agent Prefunding Documents for each Note Receivable for which an Advance is being requested.

(c)Receivables Schedules.  At least five (5)  Business Days prior to the requested Advance, Borrower will deliver to Lender for each Note Receivable with respect to which Borrower is requesting an Advance, a schedule of the Notes Receivable which shall show, without limitation, the unpaid principal balance of each such Note Receivable, the rate of interest at which such Note Receivable accrues, the FICO Score for the Purchaser under each such Note Receivable, the weighted average FICO Score, the original term of such Note Receivable and, if any installment thereunder is past due, the number of days of such delinquency.  Such schedule shall otherwise be in form and content satisfactory to Lender and shall be certified correct by the Chief Financial Officer or equivalent of Borrower.

(d)Promised Improvements.  If not previously furnished, Borrower will provide evidence to Lender that:  (i) all Timeshare Interests which are the subject of the Notes Receivable against which Lender is making Advances have all on-site and off-site improvements thereto that are then required to be completed pursuant to the Timeshare Program Consumer Documents, Timeshare Program Governing Documents and applicable law and necessary and promised utilities are available; (ii) all Units and amenities which are required to be provided to Purchasers obligated on the Notes Receivable with respect to which Borrower is requesting an Advance pursuant to the Timeshare Program Consumer Documents, Timeshare Program Governing Documents and applicable law, have been completed in accordance with all applicable building codes and are fully furnished, necessarily equipped and will be available for use by Purchasers without disturbance or termination of their use rights so long as they are not in default of their obligations under the Notes Receivable; and (iii) all furnishings in the Units and amenities are owned (or will be owned in accordance with applicable Legal Requirements) by an owners' association or associations in which the Purchasers are members, free of charges, liens and security interests other than the Permitted Encumbrances.

(e)Servicing Agent Confirmation.  If requested by Lender, Borrower will provide Lender with written confirmation from the Servicing Agent that it has not received any claim of set-off by the Purchaser under the Note Receivable against which Lender is making an Advance.

(f)Report from Custodial Agent.  Lender has received a satisfactory Certification of Custodian from the Custodial Agent pursuant to the Custodial Agreement with regard to the Notes Receivable which are the subject of the contemplated Advance.

(g)Confirmation of Recording.  Lender has received from Resort Title Agency, Inc., as agent for the Title Insurer, an electronic copy of the fully executed Confirmation of Recording with regard to each Purchaser Mortgage against which Lender is making an Advance.

(h)Event of Default.  No Event of Default or Incipient Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom.

(i)Representations and Warranties.  The representations and warranties of Borrower and any Guarantor contained in the Loan Documents are true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date.

(j)No Violation of Usury Law.  The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by Applicable Usury Law.

(k)Payment of Fees.  Borrower has paid to Lender the portion of the Loan Fee and all other fees which are required to be paid at the time of the Advance.

(l)Condemnation or Litigation.  There are no condemnation proceedings or litigation proceedings pending or, to the best of Borrower’s knowledge, threatened against any Unit or any Timeshare Interest in a Timeshare Project or against Borrower which would in any way, in Lender's judgment, impair or affect the full utilization of a Timeshare Project or materially adversely affect a Timeshare Project, Borrower or the Collateral taken as a whole.

(m)Other Items.  If requested by Lender, Borrower has delivered to Lender such other items which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent thereto.

4.2.2Conditions Subsequent.  The following conditions are required to be satisfied following the making of a particular Advance within the time period set forth below:

(a) Title Policy.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent the Title Policies with respect to the Purchaser Mortgages which are the subject of such Advance, which policies are to be endorsed in the manner specified in the Confirmation of Recording and otherwise in the form attached hereto as Exhibits D-1, D-2, and D-3 as to the Big Cedar Project, the Long Creek Project, and the Paradise Point Project, respectively.

(b) Assignment.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent a copy of the original recorded Assignment for such Advance substantially in the form and substance of Exhibits A-1,  A-2 and A-3 (attached hereto), as to the Big Cedar Project, the Long Creek Project and the Paradise Point Project, respectively, assigning to Lender the Notes Receivable and Purchaser Mortgages against which Lender made the subject Advance.

(c) Confirmation of Recording.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent the Confirmation of Recording from Resort Title Agency, Inc., as agent for the Title Insurer, with respect to the Purchaser Mortgages against which Lender made the subject Advance.

(d) Deed of Trust.  On or before the expiration of the Trailing Documents Delivery Date as to a particular Advance, Borrower will deliver to the Custodial Agent a copy of the original fully executed, acknowledged and recorded Purchaser Mortgage securing the Notes Receivable against which Lender made the subject Advance.

In the event as to a particular Note Receivable, the documents described in subsections (a), (b), (c) or (d) above are not delivered to the Custodial Agent prior to the expiration of the applicable Trailing Documents Delivery Date, then that Note Receivable shall no longer be deemed an Eligible Note Receivable and if a Borrowing Base Shortfall occurs as a result of such ineligibility, the provisions of Section 2.7(c) shall be applicable.  Lender shall continue to collect the proceeds from such ineligible Note Receivable and apply such proceeds in accordance with the provisions of Section 2.10 until Borrower makes a written request for a reassignment of such ineligible Note Receivable.  Upon such written request, Lender will reassign such ineligible Note Receivable to Borrower under the conditions set forth in Section 2.7(c).  When the documents described in subsections (a), (b), (c) or (d) above for such Note Receivable are delivered to the Custodial Agent, then that Note Receivable shall be deemed an Eligible Note Receivable provided that all other conditions to eligibility are satisfied.  The monthly Borrowing Base Certificate delivered pursuant to Section 6.1(d)(v) shall specifically exclude from eligibility those Notes Receivable for which the documents described in subsections (a), (b), (c) or (d) above have not been delivered to the Custodial Agent on or prior to the expiration of the applicable Trailing Documents Delivery Date.

4.3Conditions Satisfied at Borrower's Expense.  The conditions to each Advance shall be satisfied by Borrower at its expense.

4.4Disbursement of Advances.  Each Advance shall be payable to Borrower.  Each Advance shall be disbursed by wire transfer.  Borrower will pay Lender's reasonable charge in connection with any wire transfer.  Lender may, at its option, withhold from each Advance any sum

(including costs and expenses) then due to it under the terms of the Loan Documents or which Borrower would be obligated to reimburse Lender pursuant to the Loan Documents if first paid directly by Lender.

4.5No Waiver.  Although Lender shall have no obligation to make any Advance unless and until all of the conditions precedent to such Advance have been satisfied, Lender may, at its discretion, make such Advance prior to that time without waiving or releasing any of the Obligations.

5.REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to execute this Agreement, make the Loan, and disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article 5.

5.1Good Standing.  Borrower, Guarantor, Bluegreen Inc. and each Timeshare Association are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and are in good standing and authorized to do business in each jurisdiction where at any time the location or nature of their properties or their business makes such good standing and qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business or financial condition of any such Persons or the validity or enforceability of any Notes Receivable.  Borrower, Guarantor, Bluegreen Inc. and each Timeshare Association have full power and authority to carry on their business and own their property.  Each Timeshare Association has the full power and authority to perform its/the obligations under the applicable Timeshare Declaration and its applicable Timeshare Management Agreement.  The Vacation Club Trustee is duly organized and validly existing as a corporation under the laws of the State of Florida.  The Vacation Club is a validly existing multi-site timeshare plan under F.S. Ch. 721.  The Vacation Club Trust Agreement has been accepted for filing under F.S. Ch. 721.

5.2Power and Authority; Enforceability.  Borrower and Guarantor have full power and authority to execute and deliver the applicable Loan Documents and to Perform the Obligations, and to own, pledge, mortgage, hypothecate and otherwise encumber and operate its property.  All action necessary and required by Borrower's and Guarantor's Articles of Organization and all other Legal Requirements for Borrower to obtain the Loan, and for Borrower and Guarantor to execute and deliver the Loan Documents and all other documents and instruments which have been or will be executed and delivered in connection with the Loan Documents and to Perform the Obligations has been duly and effectively taken.  The applicable Loan Documents are and, to Borrower's knowledge, shall be, legal, valid, binding and enforceable against Borrower and Guarantor; and do not violate the Applicable Usury Law and the execution and delivery of the applicable Loan Documents by Borrower or Guarantor does not constitute a default or result in the imposition of a lien under the terms or provisions of any agreements to which Borrower or Guarantor is a party.  No consent of any governmental agency or any other Person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Loan Documents.

5.3Borrower's Principal Place of Business.  Borrower's principal place of business and chief executive office are as follows:   C/O Bluegreen Corporation, 4960 Conference North, Suite

100, Boca Raton, Florida, 33431.  During the past five (5) years, Borrower  has not been known by any other name or located in any address other than as set forth in this Agreement.

5.4Compliance with Legal Requirements.  Borrower has complied with all Legal Requirements in all material respects, including all Legal Requirements of the state in which each Timeshare Project is located and all other jurisdictions in which Timeshare Interests will be sold or offered for sale.  Without limiting the generality of the foregoing, Borrower has, to the extent required by its activities and businesses, fully complied with and shall, throughout the Term, continue to comply with (a) all of the applicable provisions of (i) the Consumer Credit Protection Act; (ii) the Truth-in-Lending Act and Regulation Z thereunder; (iii) the Equal Credit Opportunity Act and Regulation B thereunder; (iv) Regulation B of the Federal Reserve Board; (v) the Federal Trade Commission's 3‑day cooling‑off Rule for Door‑to‑Door Sales; (vi) the Federal Trade Commission Act; (vii) the Interstate Land Sales Full Disclosure Act; (viii) the Americans With Disabilities Act and related accessibility guidelines; (ix) the Real Estate Settlement Procedures Act and Regulation X thereunder; (x) the FTC Privacy Act; (xi) all applicable insurance brokerage or agency requirements; (xii) the Gramm-Leach-Bliley Act; (xiii) the Fair Debt Collection Practices Act; (xiv) the Credit Reporting Act; (xv) the Fair Housing Act; (xvi) the Mail Fraud Statute; (xvii) the Flood Disaster Protection Act of 1973; (xviii) the Federal Trade Commission's Privacy of Consumer Information Rule, (xix) the Federal Trade Commission "do-not-call rules"; (xx) USA Patriot Act; (xxi) the Securities Exchange Act of 1934; (xxii) the federal postal laws; (xxiii) all applicable state and federal securities laws; (xxiv) all applicable usury laws; (xxv) all applicable trade practices, home and telephone solicitation, sweepstakes, anti‑lottery and consumer credit and protection laws; (xxvi) all applicable real estate sales licensing, disclosure, reporting and escrow laws; (xxvii) the laws applicable in the State of Missouri governing condominiums, timeshares and time-sharing activities; (xxviii) all laws, rules and regulations promulgated by the Missouri Department of Real Estate; (xxix) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (xxx) all other applicable federal statutes and the rules and regulations promulgated under them; and (b) and all other applicable laws (and the rules and regulations promulgated under them) relating to timeshare ownership, the establishment of a Timeshare Project, or the sale, offering for sale, marketing or financing of Timeshare Interests in them or it. Borrower's marketing and sales practices are in compliance with and, throughout the Term, will continue to be in compliance with, applicable laws, including its lead generation techniques.  Neither Borrower nor any Guarantor has been contacted or notified of any Federal Trade Commission or any Department of Justice inquiry or investigation in connection with marketing and sale of Timeshare Interests or of any such Attorney General inquiry or investigation that could reasonably be expected to have a material adverse effect upon the business or financial condition of Borrower or Guarantor.

5.5No Misrepresentations.  The Loan Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower or Guarantor in connection with the Loan do not contain as of the date furnished to Lender any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect a Timeshare Project, the Collateral, the business or financial condition of Borrower or any Guarantor, or the ability of Borrower or Guarantor to Perform the Obligations.  All financial statements furnished to Lender by or on behalf of Borrower or Guarantor in connection with the

Loan will be prepared in accordance with GAAP (other than with respect to the Borrower’s quarterly financial statements).

5.6No Default for Third Party Obligations.  Neither Borrower nor Guarantor is in default under any other material agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing or in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

5.7Payment of Taxes and Other Impositions.  Borrower and Guarantor have filed all tax returns and has paid all Impositions, if any, required to be filed by them or paid by them when due, including real estate taxes and assessments relating to each Timeshare Project or the Collateral, unless the same is being appealed or contested in good faith and unless as a result of such appeal, the execution and enforcement of such taxes and assessments is stayed pending the outcome of such appeal.

5.8Governmental Regulations.  Neither Borrower nor Guarantor is subject to regulation under the Investment Company Act of 1940, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur debt or perform the Obligations.

5.9Employee Benefit Plans.  Borrower does not maintain any pension, retirement, profit sharing or similar employee benefit plan that is subject to the Employee Retirement Income and Security Act of 1974 as the same may be amended from time to time pursuant to which such entity's contribution requirement is made concurrently with the employee's contribution.  The Guarantor has a pension, profit sharing or other compensatory or similar plan of the Guarantor (herein after called a "Plan") providing for a program of deferred compensation for any employee or officer.  No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of the Guarantor which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan.  No "Prohibited Transaction" with respect to the Guarantor within the meaning of Section 406 of the Pension Reform Act exists or will exist with respect to any Plan upon the execution and delivery of the Guaranty or the performance by the parties hereto of their respective duties and obligations hereunder, except a prohibited transaction that qualifies for an exemption under the Pension Reform Act.  The Guarantor will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each Plan: (2) promptly,  upon written request therefor, furnish to the Lender copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify the Lender immediately of any fact, including, but not limited, to any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (4) notify the Lender of any "Prohibited Transaction" with respect to Guarantor as that term is defined in Section 406 of the Pension Reform Act, except a prohibited transaction that qualifies for an exemption under the Pension Reform Act.  The Guarantor will not (a) engage in any Prohibited Transaction, except a prohibited transaction that qualifies for an exemption under the Pension Reform Act, or (b) terminate any such Plan in a manner which could result in the imposition of a lien on the property of the Guarantor pursuant to Section 4068 of the Pension Reform Act.

5.10Securities Activities.  Neither Borrower nor Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time), and not more than 25% of the value of the assets of either such entity consists of such margin stock.  Furthermore, none of the proceeds of the Loan will be used to purchase or carry any "margin stock" and no portion of the proceeds of the Loan will be extended by Borrower to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued under it, including Regulations G, T, U and X of the Federal Reserve Board, 12 C.F.R. Part 11.

5.11Sales Activities.  All Notes Receivable pledged hereunder shall be derived from Timeshare Interests that have been and will be sold solely in the following jurisdictions:

Timeshare Project	Jurisdiction
Big Cedar Project	Missouri
Long Creek Project	Missouri
Paradise Point	Missouri

All sales have been and will be made in material compliance with all Legal Requirements and utilizing a then current Public Report approved by all applicable regulatory authorities.  Notwithstanding the foregoing, those Notes Receivables identified on Schedule 5.11, attached hereto, were derived from the sale of Timeshare Interests which were sold in the jurisdictions identified on Schedule 5.11 and not in Missouri.  Even though such Notes Receivables were derived from the sale of Timeshare Interests which were sold in the jurisdictions other than Missouri, such Notes Receivable and the other Timeshare Program Consumer Documents executed in connection therewith are enforceable against the Purchaser thereunder, subject to bankruptcy, insolvency, reorganization, moratorium, equity, and similar rules and laws, including those affecting the rights of creditors generally.    No later than 10 days prior to the making of a particular Advance, Borrower shall have the right to supplement Schedule 5.11 with the identification of additional Notes Receivable by the delivery of revised Schedule 5.11 to Lender.  The representation and warranty made by Borrower to Lender in the immediately prior sentence shall be reaffirmed by Borrower to Lender as to such revised Schedule 5.11, concurrently with its delivery to Lender.

5.12Timeshare Interest Not a Security.  Borrower has not sold or offered for sale any Timeshare Interest as an investment or in any other manner or jurisdiction that would constitute the sale or the offering for sale of a "security" under the Securities Act of 1933, the Securities Exchange Act of 1934, any state securities laws, commonly known as "blue sky" laws, or any other applicable law.

5.13Representations as to each Timeshare Project.

(a)Title; Prior Liens.  Borrower has good and marketable title to each unsold Timeshare Interest in a Timeshare Project and to the Collateral.  There are no liens, security interests, or encumbrances against such Timeshare Project other than the Permitted Encumbrances and other than future liens against such Timeshare Project to the extent permitted under Section 6.2(b) of this Agreement.

(b)Timeshare Plan.  Each Timeshare Project and each Timeshare Programs therein have been established and dedicated as a timeshare project, in material compliance with all Legal Requirements and with applicable Timeshare Declaration and other Timeshare Program Governing Documents, and matters affecting title or use of such Timeshare Project.  The Vacation Club is in material compliance with all laws, codes, rules and regulations applicable to it with respect to its activities in operating the Vacation Club and has obtained all necessary licenses and registrations required in that regard.

(c)Access.  Each Timeshare Project (including all amenities) has access over easements to a publicly dedicated road and all roadways, and parking lots that serve such Timeshare Project are and will be common elements or easement parcels under the applicable Timeshare Declaration.

(d)Utilities.  Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service each Timeshare Project and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

(e)Amenities.  All amenities promised pursuant to representations, warranties or covenants contained in the Timeshare Program Governing Documents are completed and will be provided in accordance therewith.  Such amenities include those listed in the applicable Timeshare Declaration.  Each Timeshare Association and each Purchaser of a Timeshare Interest has access to and the use of all of the amenities and public utilities of such Timeshare Project as and to the extent provided in the applicable Timeshare Declaration and the Timeshare Program Governing Documents.

(f)Improvements.  All costs arising from the acquisition, installation, construction and completion of any improvements and the purchase of any equipment, inventory, or furnishings located in or on each Timeshare Project have been or will be promptly and timely paid.

(g)Sale of Intervals.  Including presale inventory in respect of portions of a Timeshare Project whose development is in process but not yet completed, and the corresponding owners, and allowing for cancellations or terminations of previous sales, the total Timeshare Interests offered for sale or sold will not exceed the available accommodations at such Timeshare Project.

(h)Zoning Laws, Building Codes, Etc.  Each Timeshare Project, all the buildings and other improvements in which the Units are situated and all amenities have been, and Borrower hereby covenants will be, completed in material compliance with all Legal Requirements, including without limitation all applicable zoning codes, building codes, health codes, fire and safety codes, and other applicable laws, including without limitation environmental laws in a manner that Borrower's failure to so comply would not reasonably be expected to result in a Material Adverse Change.  All inspections, licenses, permits required to be made or issued in respect of such buildings and amenities have been and Borrower hereby covenants will be, made or issued by the appropriate authorities.  The use and occupancy of such buildings for their intended purposes is and Borrower hereby covenants will be, lawful under all applicable laws.  Final certificates of occupancy or the equivalent have been, or will be,  issued by the appropriate governmental authority and Borrower hereby covenants will be in effect for each Unit prior to the closing of the sale of any Timeshare Interest in such Unit.  The timeshare use and occupancy of Units does not violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of a Timeshare Project.

(i)Units Ready for Use.  Prior to the closing of the sale of any Timeshare Interest within a Unit, such Unit is fully furnished and, subject to renovations for improvements from time to time in the ordinary course of maintaining the Units, ready for use by Purchasers.  All common furnishings (including appliances) within such Units are and will be owned by Borrower or the applicable Timeshare Association, have been or will be fully paid for, and are and will be free and clear of any liens or other interests of any third party including any lessor.

5.14Eligible Notes Receivable.  Each Note Receivable which is assigned to Lender pursuant to this Agreement and against which an Advance is requested or which is assigned in satisfaction of Borrower's obligations under Section 2.7(c) shall be an Eligible Note Receivable at the time of assignment.  Borrower has Performed all of its obligations to Purchasers, and there are no executory obligations to Purchasers to be Performed by Borrower, except for non-delinquent and executory obligations disclosed to Purchasers in their Purchase Contracts.

5.15Association; Assessments and Reserves.  When a Purchaser closes the purchase of a Timeshare Interest, such Purchaser automatically becomes a member of Bluegreen Inc.  and the Vacation Club Trustee, as the titled owner of the Timeshare Interest, is designated as the  member of the applicable Timeshare Association and is entitled to vote on the affairs thereof, subject only to retaining ownership of a Timeshare Interest.  Each Timeshare Association has (or will have) authority to levy annual assessments to cover the costs of maintaining and operating the Timeshare Project to which it pertains.  To Borrower's knowledge, Bluegreen Inc. and each Timeshare Association are and will be solvent.  To Borrower's knowledge, levied assessments will be adequate to cover the current costs of maintaining and operating each Timeshare Project and to establish and maintain a reasonable reserve for capital improvements.  To Borrower's knowledge, there will be no events which could give rise to a material increase in such costs, except for additions of subsequent phases of a Timeshare Project that will not materially increase assessments.

5.16Title to and Maintenance of Common Areas and Amenities.  Except as otherwise permitted and disclosed by the Timeshare Program Governing Documents (a) each Timeshare Association or the owners of Timeshare Interests in common (which interest may be held by the Vacation Club Trustee pursuant to the Vacation Club Trust Agreement) will at all times own the furnishings in the Units and all the common areas in the Timeshare Project pertaining to such

Timeshare Association and owners and other amenities which have been promised or represented as being available to Purchasers in the Timeshare Program Governing Documents, free and clear of liens and security interests except for the Permitted Encumbrances; (b) no part of a Timeshare Project is or will be subject to partition by the owners of Timeshare Interests; and (c) all access roads and utilities and off-site improvements necessary to the use of each Timeshare Project will have been dedicated to and/or accepted by the responsible governmental authority or utility company, or are owned by an association of owners of property in a larger planned development or developments of which such Timeshare Project is a part, or are owned by Borrower and subject to the Purchasers' right of access and use.

5.17Reservation System.  The Reservation System is fully operational for its intended purpose.  The Reservation System shall continue in operation and shall be available to all Purchasers to assure their ability to make reservations and exercise their use rights in respect of a Unit in the applicable Timeshare Project, subject to compliance with the applicable Timeshare Program Consumer Documents and the applicable Timeshare Program Governing Documents.  Borrower acknowledges the significance of the Reservation System to the ability of the applicable Timeshare Project to operate properly and allow Purchasers to make reservations and exercise use rights.  On the Effective Date and continuing for the balance of the Term, Borrower agrees to cause Bluegreen Resorts Management, Inc. to grant Lender a non-exclusive license to use the Reservation System pursuant to a license agreement in form substantially similar to that set forth in Schedule 5.17.  Lender acknowledges that Lender has received a non-exclusive license to use the Reservation System consistent with the form of license agreement attached hereto as Schedule 5.17.

5.18Litigation and Proceedings.    Other than as disclosed in Exhibit L, and other than as disclosed in the most recent SEC filing related to Guarantor and delivered to Lender prior to the Effective Date and, if applicable, quarterly thereafter, there are no actions, suits, proceedings, orders, injunctions, bankruptcy actions, or foreclosure actions pending or, to the knowledge of Borrower, threatened, in any court, at law or in equity, or before or by any governmental authority, against or affecting Borrower, a Timeshare Association, Guarantor, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project, which, if adversely determined, would result in a Material Adverse Change to Borrower, Guarantor, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project or which would materially impair the ability of Borrower or Guarantor to complete its or their Obligations under the Loan Documents, or which would attack the validity, enforceability, or priority of any of Lender's liens or of any material provisions of the Loan Documents, at law or in equity.  None of the matters reflected on Exhibit L or as disclosed in the most recent SEC filing related to Guarantor and delivered to Lender prior to the Effective Date, are reasonably expected to result in a Material Adverse Change to Borrower, Guarantor, the Vacation Club, a Timeshare Manager, Bluegreen Inc. or a Timeshare Project or are reasonably expected to materially impair the ability of Borrower or Guarantor to complete its or their Obligations under the Loan Documents, or would attack the validity, enforceability, or priority of any of Lender's liens or of any material provisions of the Loan Documents, at law or in equity.  Neither Borrower nor Guarantor has received any notice the import of which would result in a Material Adverse Change to their respective financial condition or the performance of their respective Obligations, or to a Timeshare Project or the Collateral.  Borrower will promptly notify Lender if any action, litigation or proceeding is commenced or threatened against it that could result in a Material Adverse Change.  Notwithstanding the foregoing, to the extent any required update or report is covered by the public filings made with the United States Securities & Exchange Commission and related to Guarantor, Borrower shall be deemed to be in compliance with this Section 5.18.

5.19Operating Contracts.    The management agreements listed and described on Exhibits M-1, M-2, and M-3, attached hereto, as to the Big Cedar Project, the Long Creek Project, or the Paradise Point Project, respectively, as may be amended in writing by Borrower (provided that such amendments do not materially and adversely affect the rights of Lender or the Collateral), comprise all of the material agreements or arrangements relating to the management of each Timeshare Project by the Timeshare Manager as of the date hereof (collectively, and as amended or replaced from time to time in accordance with the terms thereof and this Section 5.19, the "Operating Contracts").  Except for changes as may be consented to in advance by Lender, the Operating Contracts shall remain in full force and effect and Borrower shall take or cause to be taken, actions to prevent defaults thereunder; provided, however, such Operating Contracts may be amended or terminated without Lender consent so long as any such amendment or termination would not result in a Material Adverse Change, provided, however, that any termination of the Operating Contract dealing with management shall be replaced with a customary management agreement with a Timeshare Manager with substantial experience and expertise in the hospitality industry and with respect to timeshare operations of a type and quality which is substantially similar to the Timeshare Project, which Person shall be reasonably acceptable to Lender.

5.20Subsidiaries, Affiliates and Capital Structure.  The members of Borrower and their respective ownership interests are reflected on Exhibit N hereto.

5.21Timeshare Program Consumer Documents.  The Timeshare Program Consumer Documents in substantially the forms attached hereto as Exhibits C-1, C-2, and C-3 as to the Big Cedar Project, the Long Creek Project, or the Paradise Point Project, respectively, are the only documents which have been used in connection with the credit sale of Timeshare Interests pertaining to those Notes Receivable that will be collaterally assigned to Lender.

5.22Public Reports.  The Public Report for each Timeshare Project and for the Vacation Club, copies of which have been previously delivered to Lender, has been approved by all applicable regulatory agencies and in form and content complies in all material respects with all applicable Legal Requirements.  With respect to the sale of each Timeshare Interest, there will be in effect at the time of sale and Borrower will have used an unexpired, Public Report, approved by all applicable regulatory agencies.  If required by the applicable law of a state in which Borrower is selling Timeshare Interests, Borrower will keep such Public Reports updated and approved by the applicable regulatory agency of that state.  Upon request of Lender, Borrower will promptly deliver to Lender evidence of such continued approval, including all extensions thereof, promptly upon receipt by Borrower.  In the event that a Public Report is amended at any time, and upon the request therefore by Lender, Borrower will promptly deliver to Lender a copy of such amendment.

5.23Solvency.  Borrower and Guarantor are each solvent.  No transfer of property is being made by Borrower or Guarantor and no obligation is being incurred by Borrower or Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or Guarantor.

5.24No Material Adverse Change in Financial Condition.  There has been no Material Adverse Change in the financial condition of Borrower, Guarantor or their respective subsidiaries since the date of the most recent financial statements delivered to Lender.

5.25Timeshare Program Governing Documents.  The Timeshare Program Governing Documents (and all amendments, modifications supplements and additions thereto) described on Exhibits P-1,  P-2, P‑3 and P-4 hereto, as to the Big Cedar Project, the Long Creek Project, the Vacation Club, and the Paradise Point Project, respectively, comprise all of the existing Timeshare Program Governing Documents with respect to each Timeshare Project and the Vacation Club as to those Notes Receivable that will be collaterally assigned to Lender.

5.26Marketing Activities.  All marketing and sales activities have been and will be performed by independent contractors or employees of Borrower or its Affiliates, all of whom are and will be properly licensed, as necessary, in accordance with applicable laws.  Borrower will retain a duly licensed broker of record in respect to the sales of Timeshare Interests in each Timeshare Project as may be required by applicable law in the state in which such Timeshare Interests are sold.

5.27Brokers; Payment of Commissions.  No consultant, advisor, broker, agent, finder or intermediary has acted on Borrower's behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.  Borrower has been advised by Lender or its agents that Ward Financial is the only consultant, advisor, broker, agent, finder or intermediary that has acted on Lender's behalf in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.  Lender agrees to pay Ward Financial a commission pursuant to a separate agreement between Lender and Ward Financial.  Borrower agrees to indemnity Lender for any compensation due to Ward Financial as a result of the acts of Borrower and any additional compensation due to any other Person claiming any commission or finder's fee or other compensation as a result of any actions by such Person for or on behalf of Borrower.

5.28Reserved.

5.29Foreign Assets Control Regulations.  Neither the requesting or borrowing of the Loan or the use of the proceeds of the Loan will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, neither the Borrower nor any of its subsidiaries or Direct Affiliates (i) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person."  Lender may disclose any and all information regarding Borrower and a Purchaser in connection with any regulatory examination of Lender or to the extent Lender deems advisable to disclose such information to such applicable regulatory agencies involving matters relating to the Trading With the Enemy Act, the Foreign Assets Control

Regulations or the Executive Order; provided, however, that if Lender is legally permitted to do so, no such disclosure shall be made prior to the Lender (x) giving the Borrower prior written notification within one (1) Business Day after Lender's receipt of notice of any such required disclosure or decision of the Lender to make such disclosure, that explains in reasonable detail (if known to Lender), the basis for such disclosure, which notification shall include the following: (i) the contents of the disclosure, (ii) the Person to whom the disclosure must be made, and (iii) if known to Lender, the legal basis for the disclosure; (y) using commercially reasonable efforts to require that any recipient of such disclosure maintain such information on a confidential basis in accordance with all Legal Requirements, including all applicable consumer privacy laws; and (z) if Lender is legally permitted to do so, providing Borrower with an opportunity to redact all of the names, social security numbers and bank account numbers of, and all non-public personal information pertaining to, any Purchasers.

5.30Contracts with Affiliates; Subordinated Indebtedness.

(a) Subject to future changes to Borrower's organization structure that do not violate subsection 6.2(c) of this Agreement, Schedule 5.30 is a true and complete organizational chart disclosing the ownership and relationship of Borrower, each member of Borrower and Guarantor, including any subsidiaries of Borrower and any Affiliates of Borrower that have any involvement or interest in the Timeshare Associations or the Timeshare Projects.  Schedule 5.30 discloses all written agreements between Borrower and any of its Direct Affiliates with respect to the Timeshare Associations or the Timeshare Projects (as in effect on the Effective Date or as supplemented with the consent of Lender, the "Approved Transactions").  All Approved Transactions were negotiated in good faith, are arms-length transactions and all terms, covenants and conditions which govern the Approved Transactions are at market rate.

(b) The intercompany indebtedness for those of Borrower’s Affiliates described as “Due to Related Parties” on Borrower’s balance sheet constitutes all Borrower's debts, liabilities and obligations to any Affiliates of Borrower as of the date of such balance sheet.  Borrower has provided copies of all instruments, agreements and other writings evidencing and/or securing any of the foregoing intercompany debt to Lender.  Borrower agrees that all of such indebtedness shall be expressly subordinated to the Loan.  If (i) an Event of Default shall have occurred and is continuing, (ii) an Incipient Default exists, or (iii) if the making of such payment would result in an Incipient Default or Event of Default or would render the Borrower insolvent, Borrower will not, directly or indirectly, (A) permit any payment to be made in respect of any intercompany indebtedness, liabilities or obligations, direct or contingent, to any Affiliate including Guarantor and members of Borrower, which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Note and the other payment Obligations of Borrower to Lender under the other Loan Documents, (B) permit the amendment, rescission or other modification of any of Borrower's obligations with respect to intercompany indebtedness other than in respect of Guarantor or members of Borrower, or (C) incur additional intercompany indebtedness other than in respect of Guarantor or members of Borrower.  All such additional intercompany indebtedness shall constitute additional subordinated indebtedness.  All Persons to whom Borrower owes intercompany indebtedness, including Guarantor and members of Borrower, shall execute a Subordination Agreement as a condition of Closing.  Notwithstanding the foregoing or anything otherwise to the contrary, intercompany indebtedness in the form of payments by Borrower to Affiliates, Guarantor or members of Borrower for bona fide services rendered or goods received pursuant to arm's length contractual arrangements shall not be required to be subordinated at any time and shall not be subject to subordination as provided in this Section 5.30 or otherwise.

5.31Survival and Additional Representations and Warranties.  The representations and warranties contained in this Article 5 are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance, except as disclosed in writing to Lender.

6.COVENANTS

6.1Affirmative Covenants.

(a)Good Standing.  Borrower will maintain and cause Guarantor, Bluegreen Inc. and each Timeshare Association to maintain their respective existence as a business organization of the same type as when it signed this Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and remain in good standing and authorized to do business in the jurisdiction where at any time the location or nature of its properties or its business then makes such good standing and qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business or financial condition of any such Persons or the validity or enforceability of any Notes Receivable. Borrower will maintain and cause Guarantor to maintain full authority to Perform the Obligations and to carry on their businesses and own their properties, except where the failure to be so authorized will not have a material adverse effect on the business or financial condition of any such Persons, the validity or enforceability of any Notes Receivable or the Performance of the Obligations.

(b)Compliance with Legal Requirements.  Borrower will comply with all Legal Requirements in all material respects, including all Legal Requirements of the state in which each Timeshare Project is located and all other jurisdictions in which a Timeshare Project is located or in which Timeshare Interests will be sold or offered for sale.

(c)Insurance, Casualty and Condemnation.

(i)Insurance Requirements.  At all times throughout the Loan term, Borrower shall, at its sole cost and expense, maintain (or cause the maintenance of) insurance, and shall pay (or cause the payment of), as the same becomes due and payable, all premiums in respect thereto, including, but not necessarily limited to:

(A)Property.  For all of the improvements at the Timeshare Project, a policy of standard "all risk" fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of one hundred percent (100%) of the full replacement value against "all risks of physical loss" including without limitation a guaranteed replacement cost and code compliance coverage endorsement including boiler and machinery insurance coverage, heating, air conditioning equipment, and other equipment of such nature, and insurance against loss or damage to personal property located at or on the Timeshare Project by fire and other hazards covered by such insurance (with deductibles reasonably acceptable to Lender).  All such insurance shall be payable to Lender under an attached Beneficiary's Loss Payable

Endorsement (Form 438 BFUNS or equivalent).  Such insurance policy and each portion thereof shall be in the broadest and most comprehensive form available in the market at the time such policy is issued or amended.  Such policy shall, if required by Lender, contain an agreed value clause sufficient (as determined by Lender) to eliminate any risk of coinsurance.

(B)Liability.  Insurance protecting the Borrower and Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, or a limit of liability of not less than $1,000,000 (combined single limit for personal injury and property damage per occurrence), $2,000,000 aggregate, and an umbrella excess liability policy in an amount not less than $5,000,000 protecting the Borrower and Lender against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.  Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

(C)Business Interruption.  Business interruption insurance (extra expense/loss of income insurance) in an amount sufficient to cover any loss of income from the Timeshare Project in an amount of not less than actual loss sustained for a period of twelve (12) months.

(D)Flood.  A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the National Flood Insurance Program.  This requirement will be waived upon presentation of evidence satisfactory to Lender that no portion of the site is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

(E)Earthquake.  Earthquake insurance in such amount as required by Lender, provided such insurance is available at commercially reasonable prices, but in no event shall the coverage be less than the full amount required by the "Probably Maximum Loss" or "PML" study for the Project.

(ii)Other.  All insurance required shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and subject to the approval of Lender.  Such companies should be authorized to insure property located in the State of Missouri.  The company issuing the policies shall be rated "B+" or better by A.M. Best Co., in Bests' Key guide.  All property policies evidencing the insurance required shall name Lender and its successors and/or assigns as first mortgagee and all liability policies evidencing the insurance required shall name Lender and its successors and/or assigns as an additional insured, shall not be cancelable as to the interests of Lender due to the acts of the Borrower, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

(iii)Evidence.  All such policies of insurance, or certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Lender on or before the Effective Date (together with proof of the payment of the premiums thereof).  Prior to the expiration of each such policy, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of a certificate reciting that there is insurance coverage in place of the types and in the amounts required hereunder.

(iv)Adjustments.  Borrower shall give immediate written notice to the insurance carrier and to Lender of any material loss in respect to which a claim is being made.

(v)Use and Application of Insurance Proceeds.  In the event that any portion of the respective Timeshare Projects subject to the respective, applicable Timeshare Declarations should suffer any casualty loss covered by hazard insurance or other insurance, upon receipt of any insurance proceeds, the respective Timeshare Associations are required (in accordance with the provisions of the respective Timeshare Declarations), during the time such properties are covered by such insurance, under the respective Timeshare Declarations to rebuild or repair the damaged portions of all of the buildings and other improvements within the property described in the respective, applicable Timeshare Program Governing Documents unless provided otherwise pursuant to Article 14 of the Big Cedar Timeshare Declaration, pursuant to Article 14 of the Long Creek Ranch Timeshare Declaration or pursuant to Article VII of the Paradise Point Timeshare Declaration.  In the event that any proceeds of insurance are to be delivered to holders of first mortgage liens pursuant to Article 14 of the Big Cedar Timeshare Declaration, pursuant to Article 14 of the Long Creek Ranch Timeshare Declaration or pursuant to Article VII of the Paradise Point Timeshare Declaration, Borrower agrees to deliver to Lender such proceeds relating to the Notes Receivable that are part of the Collateral to the extent received by Borrower.

(vi)Condemnation.  Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of any of the Timeshare Projects or any portion thereof.  Notwithstanding anything to the contrary contained herein, for so long as any condemned portion of any of the Timeshare Projects are to be replaced by the respective, applicable Timeshare Associations  in accordance with the respective, applicable Timeshare Declarations, any and all awards and payments arising from any condemnation or conveyances in lieu thereof relating to such portion of the respective, applicable Timeshare Projects shall be distributed and used in accordance with the provisions of the respective, applicable Timeshare Declarations.  In the event that any proceeds of condemnation are to be delivered to holders of first mortgage liens pursuant to the Big Cedar Timeshare Declaration, pursuant to the Long Creek Timeshare Declaration or pursuant to the Paradise Point Timeshare Declaration, Borrower agrees to deliver to Lender such proceeds relating to the Notes Receivable that are part of the Collateral to the extent received by Borrower.

(d)Reports.  Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to each Timeshare Project, and the Collateral, in which complete entries will be made in accordance with GAAP.  So long as the Obligations remain outstanding, Borrower shall furnish or cause to be furnished to Lender the following at Borrower's sole cost and expense:

(i)Sales and Inventory Reports.  Within five (5) Business Days after request therefore by Lender, a monthly, quarterly or annual report, as the case may be, showing: (i) all sales of Timeshare Interests (including cash sales); (ii) all remaining available inventory of Units and Timeshare Interests; (iii) a schedule of sales prices; and (iv) all cancellations of sales of Timeshare Interests.  Such reports shall be certified by Borrower to be true, correct and complete and shall be provided in a form to be reasonably approved by Lender.

(ii)Quarterly Financial Reports.  Within 60 days after the end of fiscal quarterly periods ending March, June and September of each fiscal year, management prepared unaudited balance sheet and statements of income and cash flow (on a fiscal quarter to date basis and a cumulative year-to-date basis as required by GAAP) of Guarantor and management prepared unaudited balance sheet and statements of income of Borrower (prepared on a consolidated basis), certified by the chief financial officer or treasurer of the subject of such statement, prepared in accordance with GAAP (other than with respect to the Borrower), including in comparative form the corresponding figures as of the end of the corresponding prior year quarter of the subject, all in reasonable detail, subject to year-end adjustments.

(iii)Year End Financials.  As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, Guarantor and each Timeshare Association: (i) the balance sheets of the Borrower, Guarantor, and each Timeshare Association as of the end of such year and the related statements of income, retained earnings (or its equivalent as applicable) and cash flow for such fiscal year, prepared in accordance with GAAP, certified by the chief financial officer (or an acceptable equivalent) of the Borrower, the Timeshare Association and Guarantor, as to the statements supplied by those entities, prepared on a consolidated basis as to Borrower and Guarantor, setting forth in comparative form the corresponding figures as of the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments, and prepared in accordance with GAAP and (ii) a schedule of all outstanding Indebtedness of the Borrower, Guarantor and each Timeshare Association describing in reasonable detail each such debt or loan outstanding and the principal amount with respect to each such debt or loan.  The annual financial statements for Borrower, Guarantor and each Timeshare Association shall be audited by a Certified Public Accountant acceptable to Lender and shall be accompanied by an unqualified opinion as to going concern and scope of audit (if such scope limitation would be reasonably deemed to have an adverse impact on such financial statements taken as a whole) of such accountant.

(iv)Officer's Certificate.  Together with each set of quarterly and annual Financial Statements or reports delivered to the Lender pursuant to this Agreement, a Compliance Certificate from the president, chief executive officer, chief financial officer or treasurer of the Borrower in the form attached hereto as Exhibit R.

(v)Borrowing Base Certificate.  As soon as possible and in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Certificate for the immediately preceding calendar month, certified correct by an authorized agent of the Servicing Agent.

(vi)Timeshare Project and Sales Information.  Upon Lender’s request,   Borrower will deliver to Lender from time to time, as available, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses relating to the Timeshare Projects.  Borrower will deliver to Lender any material changes which Borrower makes to the Timeshare Program Consumer Documents and/or the Timeshare Program Governing Documents relating to the Timeshare Projects last delivered to Lender.

(vii)Material Increases to Assessments.  A written notification to Lender if Borrower has knowledge that an event (other than general changes in the economy) has occurred which would give rise to a material increase in assessments to cover the then current costs of operation of a Timeshare Project and to establish and maintain a reasonable reserve for capital improvements to such Timeshare Project.

(viii)Audit Reports; SEC Filing.  Promptly upon receipt thereof, one (1) copy of each audit report submitted to Borrower or Guarantor by independent public accountants or auditors in connection with any annual audit made by them of the books of Borrower or Guarantor, and a copy of the Independent Certified Public Accountant's Report that accompanies the audit.  If applicable, promptly upon request thereof by Lender, Borrower shall cause to be furnished to Lender one (1) copy of any reports filed with the United States Securities and Exchange Commission and related to Guarantor.

(ix)Tax Returns and Tax Receipts.  Promptly upon request, copies of filed tax returns and tax statements and evidence of payment of all taxes levied on each Timeshare Project (including transient occupancy taxes and real estate taxes) prior to the date such taxes become delinquent.  Furthermore, promptly upon request, Borrower shall furnish to Lender a copy of Borrower's tax returns as filed with the Internal Revenue Service.

(x)Notice of Incipient Default or Event of Default.  Promptly upon becoming aware of the existence of any condition or event which constitutes an Incipient Default or an Event of Default or of any event which would cause any representation or warranty to be incorrect or materially misleading if made at that time, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

(xi)Notice of Claimed Default.  Promptly upon becoming aware that the holder of any material obligation or of any other evidence of material Indebtedness of Borrower or Guarantor has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower or Guarantor are taking or proposes to take with respect thereto.

(xii)Material Adverse Developments.  Promptly upon becoming aware of any development or other information which may result in a Material Adverse Change to the Borrower, Guarantor, a Timeshare Association, a Timeshare Project, the Collateral or the business, prospects, profits or condition (financial or otherwise) of the Borrower or Guarantor or the ability of the Borrower or Guarantor to perform its Obligations under this Agreement, telephonic or telefaxed notice, followed by mailed written confirmation, specifying the nature of such development or information and such anticipated effect.

(xiii)Other Reports.  Promptly upon request of Lender, copies of each written notice or request, financial statement, budget or other information received by the Borrower under or with respect to a Timeshare Declaration and/or a Timeshare Association's Articles of Incorporation or By-Laws, whether in its capacity as Declarant, owner of a Unit, owner of a Timeshare Interest or otherwise.  Promptly upon request of Lender, Borrower shall furnish to the Lender such other reports, statements, notices or written communications relating to the Borrower, the Guarantor, each Timeshare Project, each Timeshare Association or the Loan as the Lender may require, in its reasonable discretion.

(xiv)Timeshare Association Reports.  Promptly upon request, copies of budgets for the operation of the applicable Timeshare Association and applicable Timeshare Project (which budget shall include projections for operating expenses, capital improvements, maintenance and replacement reserves, dues and assessments and developer subsidies or guarantees).

(xv)Notes Receivable Trial Balance.  Not later than the fifteenth (15th) day of each month, three (3) copies of a report in form and content acceptable to Lender prepared by Borrower or the Servicing Agent and showing, with respect to each of the Notes Receivable assigned to Lender as of the close of business on the last day of the calendar month last ended: (A) Purchaser's Account Number; (B) name(s) of Purchasers; (C) date of purchase; (D) original purchase price; (E) amount of down payment; (F) monthly payment; (G) original principal amount and current principal amount; (H) any payment, including any prepayment, received during the period covered by the statement on account of such Notes Receivable; (I) number of payments made and number of payments remaining; (J) a cash receipts journal; (K) the opening and closing principal balance; (L) any cancellation during the period covered by such statement; (M) any delinquency of principal and interest payments on a 31-60-90 day basis; (N) any delinquency of principal, or interest in excess of 90 days; (O) original and remaining term of such Notes Receivable; (P) interest rate for such Notes Receivable; (Q) the weighted average interest rate for such Notes Receivable; (R) any extensions, refinances or other adjustments to such Notes Receivable; (S) the outstanding balances with respect to Non-Resident Notes Receivable, No FICO Score Notes Receivable, 620/575 FICO Score Notes Receivable and Jumbo Notes Receivable; (T) qualifying FICO Score for the loan; (U) the weighted average FICO Score; (V) city and state of residence of Purchaser; (W) country of residence of Purchaser (if not United States); and (X) such other information as Lender may request.  Such information shall be certified by Borrower to be accurate and complete.

(xvi)State Audits.  Within twenty (20) days following its availability, any audit reports prepared by any state regulatory agency with respect to a Timeshare Project.

(xvii)Purchaser Information.  Within thirty (30) days after the end of each calendar quarter, at Lender's request, a then current list of names, addresses and phone numbers of all Purchasers under Notes Receivable assigned to Lender.  Lender acknowledges and agrees that it shall maintain all of such information in strict compliance with all Legal Requirements, including without limitation, all consumer privacy laws, and the Gramm-Leach-Bliley Act of 1999 and the correlative Federal Trade Commission regulations.

(xviii)Other Indebtedness.  Upon the request of Lender, Borrower will use its best efforts to obtain periodic estoppels letters from the holders of any other Indebtedness owed by Borrower to another Person, together with a confirmation of the outstanding principal balance of such Indebtedness.  Lender acknowledges and agrees that it shall maintain all of such information in strict compliance with all Legal Requirements, including without limitation, all consumer privacy laws, and the Gramm-Leach-Bliley Act of 1999 and the correlative Federal Trade Commission regulations.

(xix)Additional Information.  Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of Borrower, Guarantor, any Timeshare Association and any Timeshare Project as Lender may from time to time reasonably request.

(e)Subordination of Indebtedness Owing to Affiliates.  Borrower will cause any and all Indebtedness owing by it to its shareholders, directors, officers, partners, members or managers, as the case may be, to Guarantor, or to the relatives or Affiliates of Borrower or any of the foregoing, to be subordinated to the Obligations pursuant to and in accordance with the terms set forth in  Section 5.30 hereof.  Such Indebtedness shall be unsecured at all times.

(f)Payment of Taxes.  Borrower will file all tax returns and will pay and cause Guarantor to pay all taxes and assessments, if any, required to be filed by them or paid by them when due, including real estate taxes and assessments relating to each Timeshare Project or the Collateral.

(g)Payment of Impositions.  Upon the Lender’s delivery of notice to borrower with reasonable evidence thereof, Borrower will promptly pay upon demand all Impositions imposed upon Lender by any state of the United States or political subdivision thereof or the United States by reason of the Loan Documents, the Collateral and/or any sale, rental, use, delivery or transfer of title to the Collateral, other than taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income payable or franchise tax payable by Lender to any state of the United States or political subdivision thereof or to the United States under Section 11 or 1201 of the Internal Revenue Code, as amended, or otherwise in consequence of the receipt of payments provided for in the Loan Documents.  If it is unlawful for Borrower to pay such Impositions, Borrower shall not be required to pay such Impositions; but Lender may demand payment of such additional amount as is necessary to maintain Lender's yields on the Loan in either a single payment or at Lender's option, in installment payments, and Borrower will pay such amount upon demand.

If Lender has not received evidence satisfactory to it from Borrower that such Impositions have been paid by Borrower within 5 Business Days after demand was made upon Borrower to make such payment, Lender may, at its option, pay the same, and Borrower shall immediately reimburse Lender for such sums so expended, together with interest at the Default Rate.  If Borrower pays any such Impositions and Lender subsequently receives a refund or reimbursement of such amounts, Lender shall promptly deliver such refund or reimbursement (without interest) to Borrower provided no Incipient Default or Event of Default exists.

(h)Further Assurance.  Borrower will execute or cause to be executed all documents or instruments and do or cause to be done all acts necessary for Lender to perfect or evidence and to continue the perfection of the liens and security interest of Lender in the Collateral or otherwise to effect the intent and purposes of the Loan Documents.

(i)Fulfillment of Obligations Under Project and Consumer Documents.  Borrower will fulfill, and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective material obligations to Purchasers.  Borrower will Perform all of its material obligations under the Timeshare Program Consumer Documents and the Timeshare Program Governing Documents.

(j)Material Increases to Assessments.  Borrower (i) will use its best efforts to cause each Timeshare Association to (A) discharge its obligations under the Timeshare Program Governing Documents and (B) maintain a reasonable reserve for capital improvements to the Timeshare Project affiliated with such Timeshare Association.  Borrower will pay the maintenance fees and assessments on its unsold Timeshare Interests related to the Timeshare Projects when due.

(k)Maintenance of Timeshare Project and Other Property.  Borrower will maintain or cause to be maintained in good condition and repair all common areas in each Timeshare Project and other on-site amenities which have been promised or represented as being available to Purchasers in the Timeshare Program Consumer Documents and, to the extent owned by Borrower or an Affiliate of Borrower, all portions of improvements in which Units are located and are not part of a Timeshare Project.  Borrower will maintain or cause the Timeshare Association affiliated with such Timeshare Project to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

(l)Maintenance of Larger Tract.  To the extent that a Timeshare Project is either (i) part of a larger common ownership regime or planned development or (ii) parts of buildings in which Units are located are not part of a Timeshare Project, Borrower will pay its commercially reasonable share of common expenses to be allocated to such Timeshare Project.  Borrower will use commercially reasonable efforts to cause all such property which is not part of a Timeshare Project to be professionally managed in a first class manner substantially similar to the manner in which the Timeshare Projects are managed.

(m)Collection of Receivables Collateral.  Borrower will undertake or cause the Servicing Agent to undertake the diligent and timely collection of amounts delinquent under each Note Receivable which constitutes part of the Collateral and will bear the entire expense of such collection.  Lender shall have no obligation to undertake any action to collect under any Note Receivable.

(n)Loan File  Borrower will, at the time of the assignment thereof to Lender, have in its possession a complete Loan File (which may be in electronic form).  In respect of each of the Notes Receivable and Borrower will have delivered to Custodian all documents required to be delivered pursuant to Borrower's Request for Loan Advance.  Borrower shall maintain, in trust for the benefit of Lender, continuous possession of all documents comprising the Loan File for each Note Receivable assigned to Lender, which have not been delivered to Lender (or to a custodian for Lender) and shall deliver to Lender (or to a custodian for Lender) a copy of any documents in such Loan Files as Lender may request.

(o)Financial Covenants.  Throughout the Term, Borrower shall:

(i) Reserved.

(ii) maintain a tangible net worth (determined on a consolidated basis in accordance with GAAP as set forth under total members' equity in the most recent year end consolidated balance sheets of Borrower) of not less than $57,077,000, which covenant shall (A) be tested annually as of the end of each fiscal year of Borrower and (B) increase annually, commencing as of December 31, 2014 and continuing annually, as of December 31 of each calendar year thereafter, by 25% of Borrower's net income for the Borrower's then-ended fiscal year (the "Borrower Measuring Period").  For clarification purposes, if the net income of Borrower for its fiscal year ending December 31, 2014 equals $4,000,000, the tangible net worth required to be maintained by Borrower shall be increased as of December 31, 2014 to equal $58,077,000 (i.e. $57,077,000 + (25% x $4,000,000) = $58,077,000).  Borrower's tangible net worth (determined on a consolidated basis in accordance with GAAP as set forth under total members' equity in the most recent year end consolidated balance sheets of Borrower) as of December 31, 2013, was $85,287,000.  For the avoidance of doubt, in no event shall the foregoing tangible net worth covenant of Borrower be decreased in the event Borrower incurs a net loss in any Borrower Measuring Period; and

(iii)cause Guarantor to maintain a Tangible Net Worth of not less than $245,885,000 which covenant shall be tested as of the last day of the calendar quarter immediately prior to the Effective Date and as a condition to closing and thereafter annually as of the end of each fiscal year of Guarantor.  Guarantor's Tangible Net Worth as of December 31,  2014,  was $358,840,000.

(p)Exchange Affiliation.  Borrower shall provide Lender with (i) evidence that the Big Cedar Project and the Long Creek Project have been designated as RCI Gold Crown Resorts as of the Effective Date, and (ii) evidence that the Paradise Point Project has been designated as an Interval International Premier Resort as of the Effective Date.

(q)Right to Inspect.  Borrower will permit Lender and its representatives and consultants at all reasonable times to inspect each Timeshare Project and to inspect and audit Borrower's books, records, operations and sales and copy Borrower's books and records, on an annual basis (or on a more frequent basis during the continuance of an Event of Default).  In addition, Lender and its representatives and consultants shall have the right to audit the Servicing Agent's (including Bluegreen's), the Backup Servicing Agent's or the Custodial Agent's servicing and custodial activities on an annual basis (or on a more frequent basis during the continuance of an Event of Default) as provided, respectively, in the Servicing Agreement, Backup Servicing Agreement and in the Custodial Agreement.  In connection with such audits and inspections, Borrower shall supply to Lender any documents, bank statements or other records within the custody or control of Borrower as is reasonably requested by Lender.  All such audits and inspections shall be performed at Borrower's expense, which shall include reimbursement of all reasonable travel and transportation, lodging and food expenses incurred in connection therewith.  In addition, Lender acknowledges that the information produced by Borrower in response to any such inspection or audit contains information which Borrower and Lender deem "confidential," "proprietary" and "secret".  Lender shall hold and, shall at all times ensure that it and its Affiliates, including, without limitation, its employees, agents, representatives and consultants, hold in confidence all such information, and will prevent (a) the disclosure by it or its Affiliates, including, without limitation, its employees, agents, representatives and consultants, to other Persons of any proprietary, confidential or secret information of Borrower or Purchasers or (b) the use of such information other than for the purposes set forth in this subsection 6.1(q), unless authorized to do so in writing by the Borrower.

(r)Management and Marketing.  At all times during the Term, the Timeshare Manager shall have substantial experience and expertise in the hospitality industry and with respect to timeshare operations of a type and quality substantially similar to the Timeshare Project and shall be a Person reasonably acceptable to Lender (notwithstanding the fact that a Timeshare Association may be responsible for the management of a Timeshare Project).  At all times during the Term, the Vacation Club Manager shall have substantial experience and expertise in the hospitality industry, with respect to an operation substantially similar to the Vacation Club.  Lender approves Bluegreen Resorts Management, Inc. as the Timeshare Manager for the Big Cedar Project, as the Timeshare Manager for the Long Creek Project, as the Timeshare Manager for the Paradise Point Project and as the Vacation Club Manager.

6.2Negative Covenants.

(a)Change in Borrower's Name, Principal Place of Business, Jurisdiction of Organization or Business.  Borrower will not change its name or jurisdiction of organization or move its principal place of business or chief executive office except upon not less than 60 days' prior written notice to Lender.  Borrower's sole business shall be the development, construction, ownership, management and sale of Timeshare Interests in the Timeshare Project, and in such other timeshare projects as it may develop, construct, own, manage and sell from time to time, or as may otherwise be contemplated by the Borrower’s limited liability company agreement.

(b)Restrictions on Additional Indebtedness.  Subject to the additional restrictions set forth in Section 6.2(c) below, Borrower will not incur any additional Indebtedness, including any liability under any capitalized lease or any liability as a guarantor or other contingent liability, except for the following ("Permitted Debt"): any (a) unsecured Indebtedness or any other unsecured indebtedness, (b) secured indebtedness relating to the Timeshare Projects, provided that an intercreditor agreement reasonably acceptable to Lender is executed by the Person providing such secured indebtedness containing customary provisions including, for example, notice and cure rights, and agreements providing nondisturbance and quiet enjoyment rights to owners of Timeshare Interests, and (c) secured indebtedness, including capitalized leases, not collateralized by the Timeshare Projects.  Any Permitted Debt relating to clause (b) above that would encumber Timeshare Interests pertaining to Notes Receivable that may be pledged to Lender shall, if applicable, have release provisions which would result in any blanket lien encumbering such Timeshare Interests to be released prior to the Note Receivable pertaining thereto being pledged to Lender.

(c)Ownership and Control.  Without the prior written consent of Lender, Borrower will not: (i) sell, convey, lease, pledge, hypothecate, encumber or otherwise transfer Collateral, other than in accordance with and as permitted by the terms of this Agreement; (ii) permit or suffer to exist any liens, security interests or other encumbrances on the Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) permit the sale, conveyance, lease, transfer or disposition of a Timeshare Project, other than the sale of Timeshare Interests in arms-length transactions in Borrower's ordinary course of business; (iv) permit or suffer to exist any change in (A) the legal or beneficial ownership of Borrower or any Person controlling Borrower (whether directly or indirectly through one or more intermediaries) that results in Bluegreen owning, directly or indirectly, less than 51% of the ownership interest in Borrower or which results in Big Cedar, L.L.C. owning, directly or indirectly, less than 25% of the ownership interest in Borrower unless such ownership interest is then held by Bluegreen or (B) any change in the power to manage or control Borrower or any Person controlling Borrower (whether directly or indirectly, through one or more intermediaries);  (v) cease operation, liquidate or dissolve; or (vi) merge or consolidate with or into another Person, unless the Borrower is the surviving Person.

(d)Approval of Certain Sales Activities Relating to Pledged Notes Receivable.  Borrower will not pledge Notes Receivable to Lender that arise from the sale of Timeshare Interests outside the State of Missouri unless:  (i) Borrower has delivered to Lender true and complete copies of the Minimum Required Timeshare Approvals required in such new jurisdiction for its proposed conduct and all other evidence required by Lender that Borrower has complied with all Legal Requirements of such jurisdiction governing its proposed conduct; and (ii) Borrower has delivered to Lender the Timeshare Program Consumer Documents and the Timeshare Program Governing Documents which Borrower will be using in connection with such Timeshare Project and the sale or offering for sale of Timeshare Interests in such new jurisdiction and such documents have been approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)No Modification of Receivables Collateral or Payments by Borrower.  Other than in respect to a Permitted Modification or a Delinquency Modification, Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including any change in the interest rate or amount, frequency or number of payments) to, or solicit the prepayment of, any Note Receivable which constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser under any such Note Receivable or its security; or release the security for any such Note Receivable.  Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum required to be deposited or owing by the Purchaser either under any Purchase Contract or under any Note Receivable which constitutes part of the Receivables Collateral.  In the event Borrower desires to modify a Note Receivable that is otherwise prohibited pursuant to the provisions of this Section 6.2(e) and provided that Borrower delivers to Lender one or more Eligible Notes Receivable having an aggregate Borrowing Base not less than the Borrowing Base of the Note Receivable with respect to which such modification is desired, Lender will reassign and endorse to Borrower, without recourse or warranty of any kind, such Note Receivable with respect to which a modification is desired.  Borrower will prepare the reassignment document which shall be in form and substance substantially identical to Exhibit F-1,  F-2 or F-3 (attached hereto) as to the Big Cedar Project, the Long Creek Project and the Paradise Point Project, respectively, and will deliver it to Lender for execution.  Lender will send or cause to be sent to Borrower the reassignment documents and the Note Receivable being reassigned within a reasonable time (not to exceed 20 days) after satisfaction of the conditions precedent specified above.  Simultaneously with the delivery by Borrower to Lender of such new Eligible Notes Receivable, Borrower will deliver to Lender all of the items (except for a Request for Loan Advance) required to be delivered by Borrower to Lender pursuant to Section 4.2, together with a "Borrower's Certificate" in form and substance identical to Exhibit E attached hereto.

(f)No Modification of Timeshare Documents.  Other than in respect to a Permitted Modification or a Delinquency Modification, Borrower will not cancel or materially modify, or consent to or suffer to exist any cancellation or material modification of any Timeshare Program Consumer Document or any Timeshare Program Governing Document (other than the Vacation Club Trust Agreement and the Vacation Club Management Agreement), in connection with any Notes Receivable that are collaterally assigned to Lender.  Borrower shall use its best efforts to ensure that neither of the Vacation Club Trust Agreement nor the Vacation Club Management Agreement will be amended, modified or supplemented unless any such amendment, modification or supplement is permitted in accordance with the terms of, respectively, the Vacation Club Trust Agreement or the Vacation Club Management Agreement, and applicable law, and a copy has been delivered to Lender.  In addition, Borrower shall deliver or cause to be delivered to Lender copies of any written approval of any amendment to the Vacation Club Management Agreement or the Vacation Club Trust Agreement not more than ten (10) Business Days after Borrower's receipt of any written approval of any such amendment from an applicable governmental authority.

(g)Maintenance of Larger Tract.  To the extent either Timeshare Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of such Timeshare Project, Borrower will not permit common expenses to be allocated to such Timeshare Project in an unreasonably disproportionate manner.

(h)Making Loans.  Other than the providing of purchase money financing to Purchasers of Timeshare Interests, commission advances to sales associates in the ordinary course of business and other than loans to a member of Borrower or Guarantor which are subject to the Subordination Agreement, Borrower shall not loan funds to any Person.

(i)Negative Pledge.  Until such time as all of the payment Obligations of the Borrower have been Performed in full, Borrower agrees not to pledge, encumber or assign (either collaterally or outright) (or permit such pledge, encumbrance or assignment) to any Person or grant to any Person (or permit the granting to any Person) of a lien on or a security interest in (i) any developer or declarant's rights under a Timeshare Declaration, (unless an intercreditor agreement, in form and substance reasonably satisfactory to Lender and such other lender, is executed, addressing such developer or declarant's rights), (ii) any contracts, licenses, permits, plans or other intangibles used in connection with a Timeshare Project, the marketing and sale of Timeshare Interests and/or the management and/or operations of a Timeshare Project, (iii) the Reservation System (except that a non-exclusive license to use the Reservation System granted to any Person, including Lender, shall not be deemed a pledge, encumbrance or assignment (either collaterally or outright) or the granting of a lien or security interest in violation of this subsection 6.2(i)), (iv) any property management agreements in any way relating to any of the Timeshare Projects including without limitation that certain Management Agreement dated January 1, 2002, by and between Big Cedar Wilderness Club Condominium Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof, that certain Management Agreement dated September 21, 2007, by and between Bluegreen Wilderness Club at Long Creek Ranch Condominium Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof and that certain Management Agreement dated September 30, 2010, by and between Paradise Point Resort Property Owners Association, Inc. and Bluegreen Resorts Management, Inc. and all replacements and substitutions thereof, (v) any sales or marketing agreements in effect from time to time concerning the sale and marketing of Timeshare Interests at either of the Timeshare Projects, (vi) any other agreements now or hereafter in existence related to the development or operation of a Timeshare Project, including management, marketing, maintenance and service contracts, (vii) any intangibles, licenses and permits with respect to a Timeshare Project; or (viii) any right to vote on matters with respect to which owners of Timeshare Interests may vote, and Borrower shall not grant any proxy rights in that regard.  The aforementioned negative pledge shall be included within the financing statements that are filed and recorded against Borrower.

(j)Continuity of Operations.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender: (i) engage in the type of business activities substantially different than those in which Borrower is presently engaged, (ii) cease operations, liquidate,  dissolve or transfer or sell Collateral out of the ordinary course of business, or (iii) during the occurrence and continuance of an Event of Default, or event that with the giving of notice or the passage of time, or both, would become an Event of Default, make any distribution with respect to any capital account, whether by reduction of capital or otherwise.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without 10 Business Days' written notice to Lender, change Borrower's name.  In the event Borrower desires to merge, acquire or consolidate with any other entity, Borrower shall give Lender written notice to that effect and permit the Lender to underwrite the new borrowing entity as the borrower hereunder and under the Inventory Loan.  Lender shall have a period of 60 days following the delivery by Borrower of all information reasonably requested by Lender with respect to such merger, acquisition or consolidation and such new borrowing entity in order to complete such underwriting.  In the event Lender approves such new borrowing entity as the borrower hereunder and under the Inventory Loan, this Agreement, the other Loan Documents, the Inventory Loan Agreement and the other Inventory Loan Documents shall be modified in a reasonable manner in order to reflect the assumption by such new borrowing entity of the Loan and the Inventory Loan, at the sole cost and expense of Borrower.  In the event Lender gives Borrower written notice within the aforementioned 60-day period that it does not approve such new borrowing entity as the borrower hereunder or under the Inventory Loan Agreement, Borrower shall prepay the Loan and the Inventory Loan in full together with the Prepayment Premiums outlined in Section 2.8 of the Receivables Loan Agreement, concurrently with the consummation of such merger, acquisition or consolidation.

(k)Prohibited Drug Law Activities.  Borrower shall not enter into any lease, license, sublease, occupancy agreement or other agreement with any Person involving or relating to the use or occupancy of the Timeshare Projects (or any portion thereof) which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including without limitation any Person engaged or intending to engage in activities (whether for commercial or personal purposes) regulated under any Arizona law or other applicable law relating to the medicinal use and/or distribution of marijuana ("Prohibited Drug Law Activities").  Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this Section 6.2(k).  Compliance with the covenants in this Section 6.2(k) is a material consideration and inducement to Lender in its agreement to make the Loan to Borrower, and any failure of Borrower to comply with the foregoing requirements shall constitute an Event of Default hereunder.  In addition, and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless for, from and against any loss, claim, damage or liability arising from or related to Borrower's breach or violation of said covenants, including without limitation any seizure and forfeiture to the United States without compensation to Lender, free and clear of Lender's first lien security interest in and to the Timeshare Projects, or any action taken by the state or federal government to accomplish same.  Borrower shall, within 10 Business Days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this Section 6.2(k) and stating whether to Borrower's knowledge any Prohibited Drug Law Activities are or may be on-going and/or have occurred in, on or around the Timeshare Projects.

6.3Survival of Covenants.  The covenants contained in this Article 6 are in addition to, and not in derogation of, the covenants contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

7.DEFAULT

7.1Events of Default.  The occurrence of any of the following events or conditions shall constitute an event of default (an "Event of Default") by Borrower under the Loan Documents:

(a)Payments.    (i) If Borrower fails to make any payment of interest under the Loan within 3 Business Days of its respective due date, (ii) except to the extent provided in clause (iii) hereof,  if Borrower fails to make any payment of fees or other amounts with respect to the Loan within 3 Business Days of the required due date, or if not sooner due and payable, on the Maturity Date or if the Servicing Agent fails to remit to Lender the proceeds of any Collateral in accordance with the provisions of the Servicing Agreement or (iii) if Borrower fails to make any reimbursement payment to Lender within the lesser of the number of days following written demand by Lender as set forth in the relevant section dealing with such reimbursement obligation or 10 days following written demand for payment.

(b)Covenant Defaults.    Borrower fails to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents.  However, if any default described in this Section 7.1(b) is curable and if Borrower or Guarantor, as the case may be, has not been given a notice of a similar default within the preceding 12 months, such default shall be deemed cured if Borrower or Guarantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (1) cures the default within 30 days; or (2) if the cure requires more than 30 days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical, which, in all events, must occur within 60 days of such failure.   The foregoing notice and cure period shall not apply to a breach by Borrower of any covenant or agreement obligating Borrower to pay the Loan or any other amounts due under the Loan Documents, the covenants, agreements, and obligations in Sections 2.7(c),  3.2(b),  6.1(c)(i), (ii) or (iii) (provided, however, that, in connection with Sections 6.1(c)(i),  (ii) or (iii), in all circumstances other than the lapse of insurance, the foregoing notice and cure period specified above shall apply), 6.1(g),  6.1(o),  6.2(b) or 6.2(c), or the covenants, agreements and obligations that are otherwise specifically addressed in other subsections of this Section 7.1.

(c)Cross-Default.  The occurrence of an Event of Default, or any similar event under the Inventory Loan Agreement, subject to any applicable cure periods.

(d)Environmental Default.  Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in the Environmental Indemnity which is not cured within the cure period in Section 7.1(b).

(e)Default by Borrower in Other Agreements.    (i) any default by Borrower resulting in a declared event of default in respect of any other Indebtedness of Borrower to any Person in excess of $5,000,000 in the aggregate after the expiration of any applicable grace or cure period which has not been waived and which results in the acceleration of the maturity of such Indebtedness or (ii) or any default under the terms of the Existing Indebtedness which permits the holders of such Indebtedness to elect a majority of the voting control of the Borrower or of managing member or managing partner of Borrower.

(f)Warranties or Representations.  Any material statement, representation or warranty made by or on behalf of Borrower or Guarantor in the Loan Documents, any financial statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect as of the date made or reaffirmed.

(g)Termination of Borrower.  The dissolution of Borrower (regardless of whether election to continue is made), the withdrawal of any member of Borrower from Borrower, the dissolution of any member of Borrower, or any other termination of Borrower's existence as a going business.

(h)Enforceability of Liens.    If (i) this Agreement or any of the Loan Documents ceases to be in full force and effect; or (ii) any lien or security interest granted by Borrower to Lender in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority lien or security interest in favor of Lender encumbering the asset to which it is intended to encumber and Borrower does not execute such documents to correct same within 10 days of written demand by Lender.

(i)Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency, including a garnishment of any of Borrower's accounts, including deposit accounts, with Lender which is not dismissed within the earlier of (i) 30 days of filing or commencement of such proceeding or (ii) 10 days prior to any action which would result in an actual forfeiture or foreclosure of the property of Borrower which is the subject matter of such action.

(j)Guaranty.  Any default under the Guaranty Agreement or the revocation or attempted revocation or repudiation thereof, in whole or part, by the Guarantor or Guarantor disputes the validity of the Guaranty.

(k)Governmental Actions.   In the event any attorney general or other governmental authority provides written notice to Guarantor that Guarantor is in breach of the terms of any final and binding order from or written agreement with such attorney general or other governmental authority which requires that Guarantor address or resolve consumer complaints, and Guarantor fails to cure such breach within thirty (30) days of receiving such written notice unless Guarantor is, in good faith, pursuing permissible judicial or other recourse for the purpose of contesting any such written notice, but only for so long as any such proceeding continues and provided that such judicial or other recourse stays the effectiveness of such order or agreement.

(l)Bankruptcy.  A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower, Bluegreen Vacations Unlimited, Inc. or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within forty‑five (45) days of its filing), or a custodian, receiver or trustee for Borrower, Guarantor, a Timeshare Project or any Collateral is appointed, or Borrower or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due, or an attachment or execution is levied against a Timeshare Project or any Collateral.

(m)Attachment, Judgment, Tax Liens.  The issuance, filing or levy or seizure against Borrower of one or more attachments, executions, tax liens or judgments for the payment of money in excess of $250,000 on an individual basis or $1,000,000 in the aggregate, which is not discharged in full or stayed (through appeal or otherwise) within thirty (30) days after issuance or filing, or the issuance by a court of competent jurisdiction of an injunction or similar restraint that is reasonably likely to result in a Material Adverse Change to the Borrower, Guarantor or a Timeshare Project.

(n)Material Adverse Change.  Any Material Adverse Change as determined by Lender in good faith occurs in the financial condition of Borrower, Guarantor, a Timeshare Project or in the condition of the Collateral.

(o)Criminal Proceedings.  The indictment of Borrower or Guarantor under any criminal statute, or the commencement of criminal or civil proceedings against Borrower or Guarantor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any Collateral, or Borrower or Guarantor engages or participates in any "check kiting" activity regardless of whether a criminal investigation has been commenced.

(p)Loss of License.    The loss, revocation or failure to renew or file for renewal of any material registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower or with respect to a Timeshare Project, or the failure to pay any fee, which is necessary for the continued operation of a Timeshare Project or the Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay, except, in any of the foregoing cases, where any such failure would not reasonably be expected to result in a Material Adverse Change or where the same is corrected within 30 days of written notice thereof.

(q)Suspension of Sales.   The issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction that materially adversely limits or otherwise affects any Timeshare Interest sales or financing activities or the ability of Borrower to own or operate the Timeshare Project, and, with respect to any such sanction only, which sanction is not dismissed, terminated or rescinded within thirty (30) calendar days, and as a consequence thereof Borrower  ceases its day-to-day timeshare business operations.

(r)Reserved

(s)Timeshare Documents.  If the Timeshare Declaration, any of the other documents creating or governing a Timeshare Project, its timeshare regime, or the Association, or the restrictive covenants with respect to a Timeshare Project, shall be terminated, amended or modified in any material adverse manner with respect to the Lender’s Collateral or the ability of the Borrower to Perform its Obligations.

(t)Removal of Collateral.  If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, or interferes with Lender's rights in any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud any of its creditors including Lender.

(u)Operating Contracts.  If any material default shall occur by Borrower under material agreements or arrangements relating to the use, operation, maintenance, service or enjoyment of a Timeshare Project, including with respect to management, marketing and sales, in any material adverse manner with respect to the Lender’s Collateral or the ability of the Borrower to Perform its Obligations.

(v)Vacation Club.  (i) The Vacation Club Trust Agreement is modified in a manner material and adverse to the interest of the Lender with respect to any of its rights as an Interest Holder Beneficiary thereunder; (ii) the Vacation Club Trustee violates or breaches any material agreement within the Vacation Club Trust Agreement that is for the benefit of (a) the Lender with respect to any of its rights as an Interest Holder Beneficiary thereunder or (b) an Owner Beneficiary related to a Note Receivable pledged to the Lender pursuant to the applicable Loan Documents; (iii)  there occurs a loss, revocation or failure to renew or failure to file a renewal of any necessary and proper registration, approval, license, permit or franchise now held or hereafter held with respect to the Vacation Club that materially and adversely affects Lender, as an Interest Holder Beneficiary thereunder or materially and adversely affects any Owner Beneficiary related to a Note Receivable pledged to Lender pursuant to the applicable Loan Documents; (iv) there is issued any stay order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction with respect to the Vacation Club that materially and adversely affects Lender, as an Interest Holder Beneficiary thereunder or materially and adversely affects any Owner Beneficiary related to a Note Receivable pledged to Lender pursuant to the applicable Loan Documents; (v) there occurs a termination or dissolution of the Vacation Club; or (vi) either Timeshare Project ceases to be a component resort of the Vacation Club.

(w)Other Defaults.  The occurrence or nonoccurrence of any act or event which pursuant to the specific provisions of any of the Loan Documents constitutes an Event of Default.

7.2Effect of an Event of Default; Remedies.  At any time after an Event of Default has occurred (including an Event of Default arising from a failure to pay the Loan in full on the Maturity Date) and while such Event of Default is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Loan Documents and not in limitation thereof, do any one or more of the following:

(a)declare the Note and all other sums owing by Borrower to Lender in connection with the Loan, immediately due and payable without further notice, presentment, demand or protest, which are hereby waived by Borrower; except that in the case of an Event of Default of the type described in Section 7.1(l), such acceleration shall be automatic and not optional;

(b)with respect to the Receivables Collateral, (i) after any applicable delinquency on a Purchase Contract, institute collection, foreclosure and other enforcement actions against Purchasers and other Persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release Persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from Performance of the Obligations, (v) [omitted], (vi) verify the validity and amount of or any other matter relating to the Receivables Collateral, by mail, telephone, telegraph or otherwise, (vii) direct all Purchasers to make payment of all Receivables Collateral directly to Lender or a Person designated by Lender, forward invoices directly to such Purchasers and receive and collect all monies due or to become due with respect to such Receivables Collateral, (viii) take control in any manner of any cash or non-cash items of payment or proceeds of the Receivables Collateral; and (ix) enforce payment of and collect any of the Receivables Collateral assigned to Lender pursuant to this Agreement, by legal proceedings or otherwise, and for such purpose, Lender may:  (A) demand payment of any of such Receivables Collateral in accordance with the terms thereof; (B) settle, adjust, compromise, extend, renew, discharge or release any of the Receivables Collateral; (C) sell or assign any of the Receivables Collateral on such terms, for such amount and at such times as Lender deems advisable; (D) prepare, file and sign Borrower's name on any proof of claim or similar document in any proceeding filed under any Debtor Relief Laws as to any of the Receivables Collateral; (E) endorse the name of Borrower upon any documents, instruments or similar documents or agreements relating to the Receivables Collateral or upon any checks or other media of payment that may come into Lender's possession; or (F) take all other actions necessary or desirable to protect Lender's interest in the Receivables Collateral;

(c)proceed to protect and enforce its rights and remedies under the Loan Documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute;

(d)request and have appointed a receiver with respect to Borrower and/or the Collateral, and to that end, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement, and Borrower waives any notice and posting of a bond in connection therewith;

(e)at its discretion, retain all or part of the Collateral in partial or full satisfaction of the Obligations to the extent permitted by applicable law; however, Lender will not be considered to have offered to retain the Collateral in satisfaction of the Obligations, unless Lender has entered into a written agreement with Borrower to that effect;

(f)Reserved.

(g) to the extent permitted by applicable law, exercise a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account), including all accounts Borrower holds jointly with someone else with Lender and all accounts Borrower may open in the future with Lender (collectively, the "Borrower Bank Accounts"); exclusive, however, of any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law;

(h) increase the rate of interest accruing under the Loan to the applicable Default Rate;

(i) immediately cease to make further Advances and from time to time apply all or any portion of the undisbursed amount of the Loan to the payment of accrued interest under the  Note and/or upon any other obligations of Borrower hereunder or under the Loan Document.  Lender may also withhold any one or more Advances after the occurrence of an Incipient Default, unless Borrower cures or corrects such event or condition to the reasonable satisfaction of Lender prior to the occurrence of an Event of Default; and/or

(j) exercise any and all other rights and remedies provided in the Loan Documents or available at law, in equity or otherwise.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by Section 7.2(b), Borrower hereby unconditionally and irrevocably constitutes and appoints Lender true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said subsection in the name and on behalf of Borrower.  This power of attorney is coupled with an interest.

All remedies of Lender provided for herein and in any other Loan Documents are cumulative and shall be in addition to all other rights and remedies provided by law or in equity. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently.  The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under any other Loan Document.  If Lender exercises any of the rights or remedies provided in this Article 7, that exercise shall not make Lender, or cause Lender to be deemed to be, a partner or joint venturer of Borrower.  No disbursement of loan funds by Lender shall cure any default of Borrower, unless Lender agrees otherwise in writing in each instance.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Guarantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

Upon the occurrence of any Event of Default, all of Borrower's obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, at Lender's option, exercisable in its sole discretion.

7.3Application of Proceeds During an Event of Default.  Notwithstanding anything in the Loan Documents to the contrary, but subject to Section 7.5, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral or any other Collateral may be applied to payment of such of the Obligations as Lender in its discretion may determine.

7.4Uniform Commercial Remedies; Sale; Assembly of Receivables Collateral.

(a)UCC Remedies; Sale of Collateral.  Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and all other rights and remedies accorded to a secured party at equity or law.  Any notice of sale or other disposition of the Receivables Collateral given not less than 10 days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action.  Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale.  Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine.  Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds.  Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale.  All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of Section 7.5.

(b)Lender's Right to Execute Conveyances.  Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold in connection with the exercise of Lender's rights and remedies; and Lender is hereby appointed Borrower's attorney‑in‑fact for this purpose, which power of attorney is coupled with an interest.

(c)Obligation to Assemble Receivables Collateral.  Upon request of Lender when an Event of Default exists, Borrower shall assemble the Receivables Collateral or any portion thereof (in its possession) and make it available to Lender at a time and place designated by Lender, if it is not already in Lender's possession.

(d)Registration.  Borrower recognizes that registration of certain of the Receivables Collateral or other Collateral under the federal and state securities laws may be impractical because of the expenses or delays involved in the registration process and that in the absence of such registration, Lender may be unable to effect a public sale of all or a part of the Collateral, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Borrower agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that Lender has no obligation to delay sale of any such Collateral for a period of time necessary to permit such Collateral to be registered for public sale under the Securities Act of 1933, as amended, and any applicable Blue Sky or other state securities laws.  Borrower agrees that sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by virtue of any terms less favorable to the seller resulting from the private nature of such sales.

7.5Application of Proceeds.  The proceeds of any sale of all or any part of the Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including compensation to Lender’s agents, reasonable attorneys' fees, and all other reasonable expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Loan Documents; second, to the payment of the Obligations in such order and manner as Lender may determine; and last, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

7.6Lender's Right to Perform.  Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations agreed to be paid or Performed in the Loan Documents by Borrower or any surety for the Performance of the Obligations if (a) such Person fails to do so and (b) (i) an Event of Default exists and at least 5 Business Days' notice has been given to such Person of Lender's intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such Person has failed to maintain in accordance with the Loan Documents or to deliver evidence thereof, or (iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value.  For such purposes Lender may use the proceeds of the Collateral.  All amounts expended by Lender in so doing or in exercising its remedies under the Loan Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

7.7Waiver of Marshalling.  Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshalled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

7.8Waiver in Legal Actions.  In connection with any proceedings related to the enforcement of remedies under this Agreement or the documents collateral hereto or the transactions contemplated hereunder, Borrower irrevocably waives:

(a)All procedural errors, defects and imperfections in such proceedings;

(b)Any requirement of bonds, and any surety or security relating thereto, required by any statute, court rule or otherwise as incident to such possession;

(c)Except as otherwise provided in the Loan Documents, demand, presentment and protest, notice of demand, presentment or protest of the Note, the Guaranty or any other Loan Document;

(d)The benefit of any valuation, appraisal and exemption law; and

(e)Any right to subrogation, reimbursement, contribution or indemnity.

7.9Set-Off.  Without limiting the rights of Lender under applicable law, Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower or Guarantor now or at any time in Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Lender, as security for all Obligations.  At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit of Borrower or Guarantor against any or all of the Obligations.

8.COSTS AND EXPENSES; INDEMNIFICATION; DUTIES OF LENDER

8.1Costs and Expenses.  Borrower shall promptly pay all taxes and assessments and all reasonable expenses, charges, costs and fees provided for in this Agreement or relating to the Loan, including, without limitation, fees and costs incurred in connection with protective advances made by Lender under this Agreement, any reasonable fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, reasonable fees and expenses of Lender's counsel, documentation, closing, and processing fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal and appraisal review, environmental report and environmental report review, inspection report review, and market or feasibility study required by Lender.  Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount.  Lender shall make such disbursements notwithstanding the fact that the Loan is not "in balance" or that Borrower is in default under the terms of this Agreement or any other Loan Document.  Such disbursement shall be added to the outstanding principal balance of the Note.  The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements.  However, the provision of this Section 8.1 shall not prevent Borrower from paying such expense, charges, costs and fees from its own funds.  All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan.  The obligations on the part of Borrower under this Section 8.1 shall survive the closing of the Loan and the repayment thereof.  Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan.

8.2Indemnification.  Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, servants and agents of any of the foregoing, for, from and against:  (a) any and all liability, damage, penalties, or fines, loss, costs or expenses (including court costs and attorneys' fees, whether incurred in a third party action or in an action to enforce this Agreement), claims, demands, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions whatsoever asserted against it as a result of actions, claims, counterclaims, fines, penalties or otherwise and arising from or brought in connection with a Timeshare Project, the Collateral, Lender's status by virtue of the Loan Documents, sales of Timeshare Interests or the financing of such sales, in either case, in violation of or in noncompliance with any Legal Requirements, the breach by Borrower of any terms and provisions of the Loan Documents, the sale or financing of Timeshare Interests, the creation of liens and security interests, the terms of the Loan Documents or the transactions related thereto, any assertion that Lender is a partner or joint venturer of Borrower or any other Person by virtue of the making of the Loan, or any act or omission of Borrower or an Agent, or their respective employees or agents, whether actual or alleged ("Losses"), except to the extent that any of the foregoing Losses described in this clause (a)  are caused by Lender's gross negligence or willful misconduct or first accrue after foreclosure or deed in lieu of foreclosure; and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan, other than those owed to Ward Financial.  On written request by a Person covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding to which such Person shall be a party.  At Lender's option, Lender may at Borrower's expense prosecute or defend any action within the scope of the indemnification contained in this Section 8.2 to the extent Borrower does not promptly prosecute or defend such action with counsel reasonably acceptable to Lender.  No termination of this Agreement or the other Loan Documents shall affect or impair the indemnification provisions contained in this Section 8.2 and all such provisions shall survive such termination.

8.3Duties of Lender  Lender shall not be liable or responsible in any way for any loss or damage to the Notes Receivable or Receivables Collateral caused by any warehouseman, carrier, forwarding agency, the Lockbox Agent (while the Lockbox Agent is any Person other than Lender or any of its Affiliates), Servicing Agent, Custodial Agent or any other Person whomsoever, excluding damages or losses that occur as a result of Lender's gross negligence or willful misconduct.

8.4Delegation of Duties and Rights.  Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents, representatives or through other Persons.

8.5Foreign Assets Control.  Lender may disclose any and all information regarding Borrower and a Purchaser in connection with any regulatory examination of Lender or to the extent Lender deems advisable to disclose such information to such applicable regulatory agencies involving matters relating to the Trading With the Enemy Act, the Foreign Assets Control Regulations or the Executive Order; provided, however, that if Lender is legally permitted to do so, no such disclosure shall be made prior to the Lender (x) giving the Borrower prior written notification within one (1) Business Day after Lender's receipt of notice of any such required disclosure or decision of the Lender to make such disclosure, that explains in reasonable detail (if known to Lender), the basis for such disclosure, which notification shall include the following: (i) the contents of the disclosure, (ii) the Person to whom the disclosure must be made, and (iii) if known to Lender, the legal basis for the disclosure; (y) using commercially reasonable efforts to require that any recipient of such disclosure maintain such information on a confidential basis in accordance with all Legal Requirements, including all applicable consumer privacy laws; and (z) if Lender is legally permitted to do so, providing Borrower with an opportunity to redact all of the names, social security numbers and bank account numbers of, and all non-public personal information pertaining to, any Purchasers.

9.CONSTRUCTION AND GENERAL TERMS

9.1Payment Location.  All monies payable under the Loan Documents shall be paid to Lender in lawful monies of the United States of America, through the Lockbox Agent pursuant to the Lockbox Agreement, unless otherwise designated in the Loan Documents or by Lender by notice.

9.2Entire Agreement.  The Loan Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan.  No modification, variation, termination, discharge, abandonment or waiver of any of the provisions or conditions of the Loan Documents shall be valid unless in writing and signed by a duly authorized representative of the party sought to be bound by such action.  The Loan Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender, Borrower and Guarantor concerning this transaction, including any commitment for financing.  To the extent there is a conflict or inconsistency between any Timeshare Declaration (as it pertains to the right of Borrower to affect the rights of mortgagees) and the Loan Documents, then, as between Borrower and Lender, the provisions of the Loan Documents shall prevail.

9.3Powers Coupled with an Interest.  The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable until the Obligations have been paid in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

9.4Counterparts; Facsimile Signatures.  Any Loan Document may be executed in counterpart, and any number of copies of such Loan Document which have been executed by all parties shall constitute one original.  Delivery of an executed counterpart of any Loan Document by telefacsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart of such Loan Document.

9.5Notices.   All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

(a)personal delivery;

(b)reputable overnight courier service;

(c)telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

(d)registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Agreement will be deemed received (i) if sent pursuant subsection (a), upon such personal delivery, (ii) if sent pursuant to subsection (b), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection (c), upon receipt if such receipt occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such receipt occurs other than during such hours, on the next Business Day following receipt and (iv) if sent pursuant to subsection (d), 3 Business Days following deposit in the mail.

The addresses for notices are as follows:

To Lender:	National Bank of Arizona 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Kristen Carreno Telephone No.: (602) 212-5404 Telecopier No.: (602) 287-0722
With a copy to:	National Bank of Arizona 6001 N. 24th Street, Building B Phoenix, AZ 85016 Attention: Legal Department Telephone No.:(602) 212-5404 Telecopier No.:(602) 212-0722
With a copy to (which shall not constitute notice):	Gammage & Burnham, PLC Two North Central Avenue – 15th Floor Phoenix, Arizona 85004 Attention: Randall S. Dalton, Esq. Telephone No.: (602) 256-4482 Telecopier No.: (602) 256-0566
To Borrower:

Bluegreen/Big Cedar Vacations, LLC

C/O Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Attention:  Anthony M. Puleo

Telephone No.:  (561) 912-8270

Telecopier No.:  (561) 912) 8123

With a courtesy copy to (but such notice shall not constitute notice to Borrower):	Taylor English Duma LLP 1600 Parkwood Drive – Suite 400 Atlanta, Georgia 30339 Attention: Mark I. Sanders, Esq. Telephone No.: (678) 336-7281 Telecopier No.: (770) 434-7376
Bluegreen Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: Legal Department Telephone No.: (561) 912-8000 Telecopier No.: (561) 912-8299

The failure to provide courtesy copies will not affect or impair Lender's rights and remedies against Borrower.  Such addresses may be changed by notice to the other parties given in the same manner as provided above.

Notwithstanding the foregoing, a request for an Advance of the Loan pursuant to Article 2 above will be deemed received only upon actual receipt

9.6Borrower's Representative.Borrower hereby designates the following natural person as its representative for purposes of (i) making all decisions with respect to the Loan and the Loan Documents, (ii) other than as permitted pursuant to subsection 6.1(d)(v), delivering all notices, certificates, requests for advance and other documents required by the terms of the Loan Documents or requested by Borrower in connection with the Loan and (iii) taking all other actions requested by Borrower in connection with the Loan and the Loan Documents:

Bluegreen/Big Cedar Vacations, LLC

C/O Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Attention:  Anthony M. Puleo

Telephone No.:  (561) 912-8270

Telecopier No.:  (561) 912) 8123

In taking action pursuant to the terms of this Agreement and the other Loan Documents, Lender shall be entitled to rely, without further investigation, upon any notice, certificate, request for advance or other document delivered in writing and executed or signed by such representative of Borrower.  In addition, Lender may, at its option, refuse to take action in the event a notice, certificate, request for advance or other document is delivered to Lender which has not been executed or delivered by such representative of Borrower (other than as permitted pursuant to subsection 6.1(d)(v)).  Borrower may change such representative upon written notice to Lender.

9.7General Submission Requirements.  All documents, agreements, reports, surveys, appraisal, insurance, references, financial information or other submissions (collectively the "Submissions") required under the Loan Documents shall be in form and content reasonably satisfactory to Lender and prepared and performed at Borrower's expense.  Lender shall have the prior right of approval of any person, firm or entity responsible for preparing each Submission ("Preparer") and may reject any Submission if Lender believes in its sole opinion that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect.

9.8Participation.

(a) At any time either concurrently with or subsequent to the execution and delivery of this Agreement, National Bank of Arizona and its successors ("NBA") may assign to one or more banks or other financial institutions (such banks and other financial institutions together with their permitted successors and assigns, each, an "Assignee") all or portions of its rights and obligations as a lender under this Agreement and the other Loan Documents, provided, however, that (i) each such assignment shall be of a constant, not a varying, percentage of such rights and obligations under this Agreement and the other Loan Documents, (ii) the parties to each such assignment shall execute and deliver to NBA, for its acceptance, such assignment documents (which shall include, without limitation, an assumption of NBA's obligations hereunder to the extent of such assignment) as NBA may require, (iii) Borrower shall execute and deliver (A) such replacement promissory notes as NBA may require to evidence such assignment and the respective portions of the Loan held by NBA and each Assignee and (B) such other documents as NBA may reasonably require in connection with such assignment; and (iv), such assignments shall be subject to the Borrower's approval which shall not be unreasonably withheld or delayed, provided that Borrower shall not have a right to approve the Assignee or the assignment if (A) an Event of Default has occurred and is continuing, or (B) the Borrowing Term has expired, or (C) the Assignee is an Eligible Assignee.  If any such approval is not withheld in writing with a statement of the reasons therefor within ten (10) days after NBA gives notice of such an assignment, such approval shall be deemed given.  Upon such assignment and assumption, (i) to the extent of the interest assigned the (A) Assignee shall have the rights and obligations of a lender under the Loan Documents and (B) the assignor (including, without limitation, NBA) shall be relieved of such obligations and (ii) the obligations of NBA and Assignee to fund Advances shall be several in accordance with the portion of the Loan held by each, and not joint.  Notwithstanding the foregoing sentence, in the event the Assignee is an Eligible Assignee and also an Affiliate of NBA, NBA shall not be relieved of its obligations under the Loan Documents, and the obligations of NBA and such Affiliate to fund Advances shall be joint and not several obligations.  NBA and each Assignee may also transfer interests by way of participation; provided, in the case of the transfer of such a participation interest, (i) such selling party's obligations to the Borrower under this Agreement and the Loan Documents shall remain unchanged; (ii) such selling party shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) parties to this Agreement and the Loan Documents shall continue to deal solely and directly with such selling party in connection with such selling party's rights and obligations under this Agreement and the Loan Documents.  In order to facilitate such assignments and participations, the Borrower shall execute such further documents, instruments or agreements as Lender may reasonably require; provided, however, that Borrower shall not be responsible for any costs or expenses incurred in connection with any such assignment or participation.

(b) Upon any assignment of less than all of NBA's interest in the Loan, (i) NBA will continue to act as administrative agent on behalf of all of lenders and  (ii) NBA and each Assignee may enter into such co-lending or other agreements with all of the Assignees establishing

(among other things) procedures for administration and enforcement of the Loan, voting on various matters, the terms under which NBA will act as administrative agent (and if applicable, collateral agent), the terms and conditions governing further assignments and participations by Assignee (if and to the extent further assignments are permitted by NBA), and enforcement of the Loan Documents; provided, however, that under no circumstances will any such agreements between NBA and any Assignee alter, amend, change or result in the alteration, amendment or change to any of the terms and conditions of this Agreement, without Borrower's prior written consent.  So long as NBA is acting as administrative agent, Borrower shall only be required and permitted to provide notices to and seek consents and approvals through NBA and Borrower shall not communicate directly with the Assignees, unless expressly approved by NBA.

(c) Without limiting the other provisions of this Section, from and after each assignment permitted pursuant to this Section (other than assignments by NBA of its entire interest in the Loan): (i) all grants of collateral security (including, without limitation, each deed of trust, mortgage, security agreement, assignment of rents and leases, and other assignments for security in the Loan Documents shall be deemed made to NBA in its capacity as administrative agent for the pro rata benefit of NBA and the Assignees as lenders; (ii) all obligations and liabilities of Borrower and Guarantor pursuant to the Loan Documents shall be deemed to inure to the pro rata benefit of NBA and the Assignees as lenders; and (iii) all indemnity and reimbursement obligations of Borrower and guarantor shall be in favor of  NBA and Assignees in accordance with their pro rata interests and in the case of indemnities shall include all named indemnified parties of NBA and Assignee (for example an indemnity in favor of a party and its officers, directors, agents, and employees shall be for the benefit of the officers, directors, agents, and employees of each of NBA and the Assignee); provided that any obligation of the Borrower to reimburse for out of pocket costs and expenses of any party shall be deemed to refer to the party incurring such costs and expenses.

(d) As used herein, "Eligible Assignee" means (i) NBA or any of its Affiliates or (ii) any other bank or financial institution that has assets of at least $5,000,000,000; provided that    the identity of the Eligible Assignee (in the case of clause (ii))  shall be subject to prior written approval of each of Borrower and Guarantor, which will not be unreasonably withheld or delayed.

9.9Successors and Assigns.  All the covenants of Borrower and all the rights and remedies of Lender contained in the Loan Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Loan Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not.  Borrower may not assign its rights in the Loan Documents in whole or in part.  Except as may be expressly provided in a Loan Document, no Person shall be deemed a third party beneficiary of any provision of the Loan Documents.

9.10Severability.  If any provision of any Loan Document is held to be invalid, illegal or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of the Loan Documents shall not in any way be affected or impaired thereby.  In lieu of each such illegal, invalid or unenforceable provision, there shall be added to the Loan Document affected, a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

9.11Time of Essence.  Time is of the essence in the Performance of the Obligations.

9.12Miscellaneous.  All headings are inserted for convenience only and shall not affect any construction or interpretation of the Loan Documents.  Unless otherwise indicated, all references in a Loan Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Loan Document.  All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

9.13 FORUM SELECTION; JURISDICTION; CHOICE OF LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, THE PRIMARY PLACE OF BUSINESS OF LENDER, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.  BORROWER ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE DELIVERED BY BORROWER IN THE STATE OF ARIZONA, EXECUTED BY LENDER IN THE STATE OF ARIZONA AND ACCEPTED BY LENDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA.  SUBJECT TO THE PROVISIONS OF SECTION 9.14, FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO HEREBY EXPRESSLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF ARIZONA AND BORROWER CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA IN ACCORDANCE WITH APPLICABLE LAW.  FURTHERMORE, BORROWER WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER.  TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION FINDS ARIZONA LAW INAPPLICABLE WITH RESPECT TO ANY PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, THEN, AS TO THOSE PROVISIONS ONLY, THE LAWS OF THE STATES WHERE THE COLLATERAL IS LOCATED SHALL BE DEEMED TO APPLY.  NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT LENDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED WITHOUT REGARD TO ANY RULE OR CANON OF CONSTRUCTION WHICH INTERPRETS AGREEMENTS AGAINST A DRAFTSMAN.

9.14DISPUTE RESOLUTION.  This section contains a jury waiver, arbitration clause, and a class action waiver.  READ IT CAREFULLY.

This dispute resolution provision shall supersede and replace any prior "Jury Waiver," "Judicial Reference," "Class Action Waiver," "Arbitration," "Dispute Resolution," or similar alternative dispute agreement or provision between or among the parties.

JURY TRIAL WAIVER; CLASS ACTION WAIVER. As permitted by applicable law, each party waives their respective rights to a trial before a jury in connection with any Dispute (as "Dispute" is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury.  If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration ("Arbitration Order"). If permitted by applicable law, each party also waives the right to litigate in court or an arbitration proceeding any Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

ARBITRATION. If a claim, dispute, or controversy arises between us with respect to this Agreement, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Agreement (all of the foregoing, a "Dispute"), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by binding arbitration before a mutually agreed upon single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum ("Administrator") as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either of our employees, agents, affiliates, or assigns of a party.  However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, we each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration (but shall not be required to commence arbitration in the event of the moving party's decision not to do so as set forth in the next sentence). The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppels, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney's fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator's rules, this arbitration provision shall control.

RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

9.15Interpretation.  This Agreement and the other Loan Documents will not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

9.16Destruction of Note; Substitute Note.  In the event the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Lender, Borrower will execute and deliver to Lender in substitution therefor a duplicate promissory note containing the same terms and conditions as the promissory note so mutilated, destroyed, lost or stolen, within 10 days after Lender notifies Borrower of any such mutilation, destruction, loss or theft of such note and delivery to Borrower of an affidavit certifying that the same was not negotiated and Borrower will only be liable on the replaced note executed by Borrower.  Upon Borrower's delivery of such duplicate promissory note, Borrower will be relieved of all obligations under the original promissory note so mutilated, destroyed, lost or stolen and will thereafter be bound solely by the provisions of such duplicate promissory note.  The Lender shall be entitled to have the Note subdivided into notes of lesser denominations or substituted for new notes, all containing the same terms as the original Note being substituted or subdivided, in connection with an assignment of all or any portion of the Loan pursuant to the terms of Section 9.9 hereof.

9.17Compliance With Applicable Usury Law.  It is the intent of the parties hereto to comply with the Applicable Usury Law.  Accordingly, notwithstanding any provisions to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

9.18NO RELATIONSHIP WITH PURCHASERS.  LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN AN ASSIGNMENT FROM BORROWER OF THE NOTES RECEIVABLE IN ORDER TO FACILITATE PERFORMANCE OF THE OBLIGATIONS.  EXCEPT AS REQUIRED BY LAW AND FOR FILINGS MADE WITH THE SECURITIES & EXCHANGE COMMISSION, OR ANY STOCK EXCHANGE ON WHICH GUARANTOR'S OR GUARANTOR'S PARENTS OR INDIRECT PARENT'S STOCK OR OTHER OWNERSHIP INTEREST IS OR MAY BE TRADED, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO A TIMESHARE PROJECT, THE SALE OF TIMESHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

9.19NO JOINT VENTURE.  THE RELATIONSHIP OF BORROWER AND LENDER IS THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER LOAN DOCUMENT BEING EXECUTED IN CONNECTION WITH THE LOAN TO ESTABLISH A PARTNERSHIP OR JOINT VENTURE WITH BORROWER OR ANY OTHER PERSON, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

9.20Scope of Reimbursable Attorney's Fees.  As used in the Loan Documents, the term "attorneys' fees" includes the reasonable fees of attorneys licensed to practice law in any jurisdiction, law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of a licensed attorney.  As used in the Loan Documents, attorneys' fees incurred by Lender in the enforcement of any remedy or covenant include attorneys' fees incurred in any foreclosure of the Loan Documents, in enforcing any rights of indemnification under the Loan Documents, in protecting or sustaining the lien or priority of the Collateral, or in any proceeding arising from or connected with any such matter, including any bankruptcy, receivership, injunction or other similar proceeding, or any appeal from or petition for review of any such matter, and with or without litigation.

9.21Confidentiality.  Borrower and Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Agreement; provided that, (a) the Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and participants and to prospective assignees and participants, and (b) Lender acknowledges that the terms hereof may be disclosed in the periodic filings related to Guarantor with the United States Securities and Exchange Commission and in the notes to Borrower's and Guarantor's financial statements.  If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this Section 9.21, then such consent or approval will be deemed to have been given, provided that such five (5) Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder, with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

9.22Relief from Automatic Stay, Etc.  To the fullest extent permitted by law, in the event Borrower shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set‑off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents.

9.23Reliance.  Lender's examination, inspection, or receipt of information pertaining to Borrower, any Guarantor, the Collateral or a Timeshare Project shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Loan Documents.

9.24Limitation of Damages.  Neither Borrower, Lender nor any of its Affiliates or successors shall be liable for any indirect, special, incidental, consequential or punitive damages in connection with any breach of contract, tort or other wrong relating to the Loan Documents (including with limitation damages for loss of profits, business interruption or the like), whether such damages are foreseeable or unforeseeable, unless any of such damages arise out of or the gross negligence or willful misconduct of such party or any of its Affiliates.  Furthermore, as between Borrower and Lender, Borrower shall be responsible for and Lender is hereby released from any claim or liability in connection with:

(a)	safekeeping any Collateral;
(b)	any loss or damage to any Collateral;
(c)	any diminution in value of the Collateral; or
(d)	any act or default of another Person (other than Lender or its Affiliates).

Lender shall only be liable for any act or omission on its part constituting willful misconduct or gross negligence.  In the event Borrower brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, Borrower agrees to indemnify and hold Lender harmless from all costs and expenses, including attorneys' fees, incurred by Lender in connection with such suit.  This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.  Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Loan.

9.25Waiver of Right of First Refusal.  Borrower (on behalf of itself and its Affiliates) hereby irrevocably waives any right of first refusal it may have to purchase Timeshare Interests (including without limitation the right of first refusal contained in any Timeshare Declaration in favor of Borrower, as declarant) with respect to any Timeshare Interests acquired by Lender, or its nominee or assignee, through the exercise or enforcement of the Lender’s rights related to the Collateral under this Agreement or the other Loan Documents.  Borrower agrees that in the event that Lender, or its nominee or assignee, acquires title to any such Timeshare Interests under the circumstances described in the foregoing sentence, such Timeshare Interests may be assigned, transferred or sold free and clear of any right of first refusal in favor of Borrower.

9.26Consents, Approvals and Discretion.  Whenever Lender's consent or approval is required or permitted, or any documents or other items are required to be acceptable to Lender, such consent, approval or acceptability shall be at the sole and absolute discretion of Lender, which shall not be unreasonably withheld, delayed or conditioned.  Whenever any determination or act is at Lender's discretion, such determination or act shall be at the sole and absolute discretion of the Lender, which shall not be unreasonably withheld, delayed or conditioned.

9.27USA Patriot Act Notice.  The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

(i) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Borrower:  When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower and, if Borrower is not an individual, Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower.  Lender may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

(ii)Government Regulation.  Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

9.28Errors and Omissions.  Borrower hereby agrees that it will, within ten (10) days of a request by Lender, comply with any reasonable request by Lender to correct documentation errors, omissions or oversights, if any, that occur in any documentation relating to the Loan.

9.29Background Statements.  The recitals set forth above are hereby incorporated into the operative provisions of this Agreement.

9.30Waiver of Defenses and Release of Claims.  The undersigned hereby (i) represents that neither the undersigned nor any principal of the undersigned has any defenses to or setoffs against any indebtedness or other obligations owing in connection with the Loan by Borrower, or by the undersigned's principals, to Lender or Lender's affiliates (the "Owed Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Owed Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Owed Obligations, including the subject matter of this Agreement as of the date hereof. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Owed Obligations by, among other things, the waivers and releases in this paragraph.

9.31Document Imaging.  Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Lender's loans to Borrower, including, without limitation, this Agreement and the other Loan Documents, and Lender may destroy or archive the paper originals; however, no original promissory notes shall be destroyed.  The parties hereto (a) waive any right to insist or require that Lender produce paper originals, (b) agree that such images shall be accorded the same force and effect as the paper originals and (c) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings.

9.32Prior Loan Agreement.  The Prior Loan Agreement is hereby amended and restated in its entirety as set forth in this Agreement.  This Agreement supersedes the Prior Loan Agreement in its entirety.  All of the rights and undertakings under the Prior Loan Agreement of the parties thereto existing as of the Effective Date are hereby confirmed and, subject to and, if applicable, as amended by, the terms and conditions hereof, continued under this Agreement.

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[SIGNATURE PAGE TO FIRST AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

?d	, a Delaware limited liability company Anthony M. Puleo Vice President and Treasurer
BORROWER: BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company By:/s/Anthony M. Puleo Name:Anthony M. Puleo Title:Vice President and Treasurer

[Counterpart Signature Page TO FIRST AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date first above written.

, a national banking association
LENDER: NATIONAL BANK OF ARIZONA, a national banking association By: /s/Kristen Carrero Name: Kristen Carrero Title:Senior Vice President

CONSENT AND AGREEMENT

The undersigned Guarantor consents to the foregoing First Amended and Restated Loan and Security Agreement and recognizes and acknowledges the terms, covenants, conditions and provisions thereof.

BLUEGREEN CORPORATION, a Florida corporation By: /s/Anthony M. Puleo Name: Anthony M. Puleo Title: Senior Vice President, CFO and Treasurer